UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INDEPENDENT BANK CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2014

Dear Fellow Shareholder:

I am pleased to invite you to our 2014 Annual Shareholders Meeting, which will be held at 10:00 a.m. on Thursday, May 15, 2014 at the Holiday Inn-Rockland-Boston South in Rockland, Massachusetts. The formal meeting notice and proxy statement on the following pages contain information about the meeting. We are sending a Notice of Availability of Proxy Materials and will provide access to our proxy materials over the internet beginning on or about April 2, 2014 for the holders of record and beneficial owners of our common stock as of the close of business on March 21, 2014, the record date for our annual meeting.

You can ensure that your shares are represented at the annual meeting by voting and submitting your proxy. Voting procedures are described in the proxy statement. Your vote is important, so I urge you to cast it promptly.

Three of our directors will retire this year upon reaching the age of 72, the mandatory retirement age established by our governance principles. Richard S. Anderson and Robert D. Sullivan will both retire in April, before our annual meeting, while Richard H. Sgarzi will retire later this year. Bob Sullivan has served as a Rockland Trust director since 1979. Richard Sgarzi joined the Rockland Trust Board in 1980. Dick Anderson became a Rockland Trust director in 1992, when Middleborough Trust was merged into Rockland Trust. Bob, Richard, and Dick have provided distinguished service to the Board and its committees for decades, a period of significant change in the banking industry during which Rockland Trust has grown and prospered. On behalf of our grateful shareholders, and the rest of our Board, I thank Bob, Richard, and Dick for their devoted service.

Cordially,

Christopher Oddleifson
President and Chief Executive Officer
Independent Bank Corp.
Rockland Trust Company

DIRECTIONS TO ANNUAL MEETING

93
BOSTON
90
NORFOLK
COUNTY
3
Rockland
3A
495
PLYMOUTH
COUNTY
44
BRISTOL
COUNTY
95
Providence

DRIVING DIRECTIONS

From Boston and Points North:

•	Take Route 93 South to Route 3 South

•	Take Exit 14 (Rockland, Nantasket) off Route 3

•	At the end of the exit ramp bear right onto Hingham Street (Route 228)

•	The Holiday Inn-Rockland-Boston South is located approximately 0.4 miles on the left behind Bellas Restaurant.

From Cape Cod:

•	Take Route 3 North to Exit 14 (Rockland, Nantasket)

•	At the end of the exit ramp turn left onto Hingham Street (Route 228)

•	The Holiday Inn-Rockland-Boston South is located approximately 0.7 miles on the left behind Bellas Restaurant.

NOTICE OF ANNUAL SHAREHOLDERS MEETING

The Annual Shareholders Meeting of Independent Bank Corp. will be held at the

HOLIDAY INN-ROCKLAND-BOSTON SOUTH
929 Hingham Street
Rockland, Massachusetts 02370
on May 15, 2014 at 10:00 a.m.

At the annual meeting Independent Bank Corp. will ask you to:

(1)	Reelect William P. Bissonnette, Daniel F. O'Brien, Christopher Oddleifson, and Brian S. Tedeschi as Class III Directors;

(2)	Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014;

(3)
Approve the Second Amended and Restated 2005 Employee Stock Plan to extend the term of the soon to expire employee stock plan for ten years and make other amendments; we are not seeking approval for additional shares under the plan;

(4)	Approve, on an advisory basis, the compensation of our named executive officers; and

(5)	Transact any other business which may properly come before the annual meeting.

You may vote at the annual meeting if you were a shareholder of record at the close of business on March 21, 2014.

Important Notice Regarding Internet Availability of Proxy Materials for May 15, 2014 Shareholder Meeting: The Proxy Statement and our Annual Report to Shareholders for the year ended December 31, 2013 are available at www.envisionreports.com/INDB.

By Order of the Independent Bank Corp. Board of Directors

Rockland, Massachusetts	Linda M. Campion

April 2, 2014	Clerk

YOUR VOTE IS IMPORTANT REGARDLESS OF HOW MANY SHARES YOU OWN! Please promptly vote your shares. Voting procedures are described in the proxy statement.

INDEPENDENT BANK CORP. PROXY STATEMENT

2014 PROXY STATEMENT

THE ANNUAL MEETING AND VOTING PROCEDURES

This proxy statement contains information about the 2014 Annual Meeting of Shareholders of Independent Bank Corp. The meeting will be held on Thursday, May 15, 2014, beginning at 10:00 a.m. at the Holiday Inn-Rockland-Boston South, 929 Hingham Street, Rockland, Massachusetts. Independent Bank Corp. is, for ease of reference, sometimes referred to in this proxy statement as the "Company." Rockland Trust Company, our wholly-owned bank subsidiary, is for ease of reference referred to in this proxy statement as "Rockland Trust."

What is the purpose of the annual meeting?

At the annual meeting, shareholders will vote upon the matters that are summarized in the formal meeting notice. This proxy statement contains important information for you to consider when deciding how to vote. Please read it carefully.

Who can vote?

Shareholders of record at the close of business on March 21, 2014 are entitled to vote. Each share of common stock is entitled to one vote at the annual meeting. On March 21, 2014, 23,873,545 shares of our common stock were outstanding and eligible to vote.

How do I vote?

If you are a registered shareholder (that is, if you hold shares directly registered in your own name) you have four voting options:

•	Over the internet at the internet address shown on your proxy form;

•	By telephone, by calling the telephone number on your proxy form;

•	By mail, by completing, signing, dating, and returning your proxy form; or

•	By attending the annual meeting and voting your shares in person.

If your shares are held in the name of a bank, broker, or other nominee, which is known as being held in “street name,” you will receive separate voting instructions with your proxy materials. If you hold your shares in street name, your ability to vote by internet or by telephone depends on the voting process of the bank, broker, or other nominee that holds your shares. Although most banks, brokers, and nominees also offer internet and telephone voting, availability and specific procedures will depend on their voting arrangements. Please follow their directions carefully. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from the bank, broker, or other nominee that holds your shares and present that proxy, along with proof of your identity, at the meeting.

Even if you plan to attend the meeting, you are encouraged to vote by proxy prior to the meeting.

Can I change my vote?

You may revoke your proxy and change your vote at any time before voting begins at the annual meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing a written notice of revocation with our clerk at least one business day prior to the meeting, (ii) submitting a duly executed proxy bearing a later date which is received by our clerk at least one business day prior to the meeting, or (iii) by appearing at the meeting in person and giving our clerk proper written notice of his or her intention to vote in person.

If your shares are held in street name, you should contact your bank, broker, or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker, or other nominee giving you the right to vote your shares at the meeting, you may change your vote by attending the meeting and voting in person.

Who is asking for my vote?

The Independent Bank Corp. Board of Directors (the “Board”) is requesting your vote. We filed this proxy statement with the United States Securities and Exchange Commission ("SEC") on March 25, 2014 and the Board anticipates that it will be made available via the internet on April 2, 2014.

What are your voting recommendations?

The Board recommends that you vote as follows:

(1)    “FOR” the reelection of each of William P. Bissonnette, Daniel F. O'Brien, Christopher Oddleifson, and Brian S. Tedeschi to serve as Class III Directors.

(2)    “FOR” the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2014.

(3)    “FOR” the proposal to approve the Second Amended Restated 2005 Employee Stock Plan.

(4)    “FOR” the advisory vote on the compensation of our named executive officers.

Each proxy that the Board receives that is not timely revoked, in writing, will be voted in accordance with the instructions it contains. The Board will only use proxies received prior to or at the annual meeting and any adjournments or postponements thereof. Upon such other matters as may properly come before the meeting, the persons appointed as proxies will vote in accordance with their best judgment.

How many votes are needed?

Assuming a quorum is present, the vote required for approval of the matters to be considered is as follows:

•
A plurality of votes cast by shareholders present, in person or by proxy, at the annual meeting is required for the election of directors. “Plurality” means that the nominees receiving the largest number of votes cast are elected as directors up to the maximum number of directors who are nominated to be elected at the meeting. At our meeting the maximum number of Class III directors to be elected is four.

•	A majority of votes cast by shareholders present, in person or by proxy, and voting is required to approve the ratification of the appointment of our independent registered accounting firm.

•	A majority of votes cast by shareholders present, in person or by proxy, and voting is required to approve the Second Amended and Restated 2005 Employee Stock Plan.

•	A majority of votes cast by shareholders present, in person or by proxy, and voting is required to approve the advisory proposal on the compensation of our named executive officers.

Abstentions and broker non-votes are disregarded for purposes of determining whether a proposal has been approved.

Banks, brokers, or other nominees may vote shares held for a customer in street name on matters that are considered to be “routine” even if they have not received instructions from their customer. A broker “non-vote” occurs when a bank, broker, or other nominee has not received voting instructions from a customer and cannot vote the customer's shares because the matter is not considered routine.

One of the proposals before the meeting this year is deemed a “routine” matter, namely the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm, which means that if your shares are held in street name your bank, broker, or other nominee can vote your shares on that proposal if you do not provide timely instructions for voting your shares. The election of directors, approval of the employee stock plan, and the advisory vote regarding executive compensation are not considered “routine” matters. As a result, if you do not instruct your bank, broker, or nominee how to vote with respect to those matters, your bank, broker, or nominee may not vote on those proposals and a broker “non-vote” will occur.

Who can attend the meeting?

Shareholders of record as of March 21, 2014 may attend the meeting, accompanied by one guest. Even if you plan to attend the annual meeting we encourage you to vote your shares by proxy. If you choose to attend, please bring proof of stock ownership and proof of your identity with you.

How many shareholders need to attend the meeting?

In order to conduct the meeting, a majority of shares entitled to vote as of the record date, or at least 11,936,773 shares, must be present in person or by proxy. This is called a quorum. If you return valid proxy instructions or vote in person at the meeting, you will be considered part of the quorum. Abstentions and broker non-votes are counted as being present for purposes of determining the presence of a quorum.

Where can I find the voting results from the meeting?

The voting results will be reported in a Form 8-K, which will be filed with the SEC within four business days after the end of the meeting.

Householding of annual meeting materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that if a household participates in the householding program, it will receive an envelope containing one set of proxy materials and a separate proxy card for each stockholder account in the household. Please vote all proxy cards enclosed in such a package. We will promptly deliver a separate copy of the proxy statement or proxy card to you if you contact us at the following address or telephone number: Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370; telephone: (781) 982-6243. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the address or telephone number above.

Participation in householding will not affect or apply to any of your other stockholder mailings. Householding saves us money by reducing printing and postage costs, and is environmentally friendly. It also creates less paper for participating stockholders to manage. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

PROPOSALS TO BE VOTED UPON AT ANNUAL MEETING

Election of Directors (Proposal 1)

The Company's articles of organization provide that the Board shall be divided into three classes as nearly equal in number as possible, and that the members of each class are to be elected for a term of three years.

Directors continue to serve until their three-year term expires and until their successors are elected and qualified, unless they earlier reach the mandatory retirement age of 72, die, resign, or are removed from office. One class of directors is elected annually.

The Board or the Nominating and Corporate Governance Committee of the Board, which we sometimes refer to in this proxy statement as the nominating committee, selects director nominees to be presented for shareholder approval at the annual meeting, including the nomination of incumbent directors for reelection and the consideration of any director nominations submitted by shareholders. For information relating to the nomination of directors by our shareholders, see “Board of Directors Information - Shareholder Director Nominations” below.

All director candidates are evaluated in accordance with the criteria set forth in the Company's Governance Principles, which may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com)1, with respect to director qualifications. While the Board and the nominating committee have no specific policy with regard to the consideration of diversity for director nominees, in evaluating the qualifications of potential new directors the Board has historically considered a set of recruitment criteria intended to, based upon the characteristics of the then current Board, take Board diversity with respect to personal attributes and characteristics, professional experience, skills, and other qualifications into account in the director selection process.

The Board or the nominating committee has nominated William P. Bissonnette, Daniel F. O'Brien, Christopher Oddleifson, and Brian S. Tedeschi, whom we refer to in this proxy statement as the "board nominees," for reelection at the annual meeting to the class of directors whose terms will expire at the 2017 annual meeting. In nominating each of the board nominees for reelection, the Board or the nominating committee determined that the board nominees possess the specific experience, qualifications, attributes, and skills described below under "Board of Directors Information" to serve as a director of the Company and Rockland Trust.

Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the reelection of the board nominees. Each of the board nominees has consented to serve, and we have no reason to believe that any of the board nominees will be unable to serve. If, however, any of the board nominees should not be available for election at the time of the annual meeting, it is the intention of the persons named as proxies to vote the shares to which the proxy relates, unless authority to do so has been withheld or limited in the proxy, for the election of such other person or persons as may be designated by the Board or, in the absence of such designation, in such other manner as they may, in their discretion, determine.

The Board unanimously recommends that you vote
FOR the reelection of each of the board nominees. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 2)

The audit committee has appointed the firm Ernst & Young LLP (“E&Y”) to serve as the Company's independent registered public accounting firm for 2014. While we are not required to have shareholders ratify the selection of E&Y as our independent registered public accounting firm, the Board considers the selection of the independent registered public accounting firm to be an important matter and is therefore submitting the selection of E&Y for ratification by shareholders as a matter of good corporate practice.

The following table shows the fees paid or accrued by us for professional services provided by E&Y during 2013 and 2012:

	2013	2012
Audit Fees	$722,300	$686,689
Audit-Related Fees (1)	92,500	79,044
Tax-Related Fees	—	—
Other (2)	2,490	1,280
Totals	$817,290	$767,013

(1) Audit-related fees are associated with the employee benefit plan and other subsidiary stand-alone audits.
(2) Other fees are associated with a subscription to an online research tool.

1 We have included references to the Rockland Trust website address at different points in this proxy statement as an inactive textual reference and do not intend it to be an active link to our website. Information contained on our website is not incorporated by reference into this proxy statement.

The audit committee has considered the nature of the other services provided by E&Y and determined that they are compatible with the provision of independent audit services. The audit committee has discussed the other services with E&Y and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002.

The Board recommends that shareholders vote in favor of ratifying E&Y as our independent registered public accounting firm. If shareholders do not ratify selection of our independent registered public accounting firm, the audit committee will reconsider the appointment of E&Y at the appropriate time. We anticipate, however, that there would be no immediate change in our independent registered public accounting firm this year if shareholders do not ratify the selection of E&Y because of the practical difficulty and expense associated with making such a change mid-year. Even if shareholders ratify the selection of E&Y the audit committee may, in its discretion, change our independent registered public accounting firm at any time if it determines that it would be in the best interests of the Company to do so.

An E&Y representative is expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

The Board unanimously recommends that you vote FOR the ratification of the appointment of E&Y as the Company's independent registered public accounting firm. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Approval of Second Amended and Restated 2005 Employee Stock Plan (Proposal 3)

As explained in the “Compensation Discussion and Analysis” below, we have historically included long-term, equity-based compensation opportunities as one of the primary components of our compensation program for executive officers and other senior officers who are expected to contribute to our growth and success.

In 2005 the Board adopted and shareholders approved the Company’s 2005 Employee Stock Plan. A total of 800,000 shares of our common stock were reserved for issuance under the 2005 Employee Stock Plan as incentive stock options (meeting the requirements of Section 422 of the Internal Revenue Code), non-statutory options (not intended to meet those requirements), and/or restricted stock awards to employees of the Company or its subsidiaries.

In 2011 the Board authorized and shareholders approved an Amended and Restated Employee Stock Plan (the "Employee Stock Plan") which increased the number of shares of common stock reserved for issuance under the plan from 800,000 to 1,650,000. The Employee Stock Plan was not otherwise amended at that time.

As of March 1, 2014 the Employee Stock Plan has 683,344 shares available for grant. The original ten-year term of the employee stock plan will expire early in 2015.

On February 13, 2014 the Board adopted, subject to shareholder approval, the Second Amended and Restated Employee Stock Plan, a copy of which is attached hereto as Annex A, to extend the Employee Stock Plan for another ten-year term scheduled to expire on February 13, 2024. In addition, stock appreciation rights and restricted stock units have been added as potential awards available for issuance under the Employee Stock Plan. Stock appreciation rights allow employees to receive shares of common stock of the Company in an amount equal to the dollar value of the appreciation in the Company's stock price over the exercise price. Each restricted stock unit represents the right to receive a share of the Company's common stock upon vesting. Other immaterial changes were made to the Employee Stock Plan and shares will remain available for grant thereunder. We are not seeking shareholder approval of any additional shares for issuance under the Employee Stock Plan.

The Board of Directors believes that the extension of the term of the Employee Stock Plan, and the addition of stock appreciation rights and restricted stock units as awards, is in the best interest of our shareholders. The Board believes that incentive compensation is a critical component of a competitive compensation package both for our executive officers and other senior officers. The Board believes that offering incentive compensation helps to align the interests of our executives, senior officers, and other employees with those of our shareholders. The extension of the Employee Stock Plan is essential to the Company's ability to retain and attract talented employees. Furthermore, the addition of stock appreciation rights and restricted stock units will allow the Company to grant awards to our employees which are in line with similar awards granted to employees of our competitors. The Board believes that these types of awards will further allow the Company to maintain a competitive compensation program.

Other than as set forth above, the content of the Second Amended and Restated Employee Stock Plan has not materially changed from the existing Employee Stock Plan, with the following features remaining in place to continue to protect the interests of our shareholders:

•	Administration by a committee of independent directors.

•	A fixed number of shares available for grant that will not automatically increase because of an “evergreen” provision.

•	A limitation, pursuant to Section 162(m) of the Internal Revenue Code, that no participant may receive awards of more than 75,000 shares in any fiscal year.

•	A requirement that any stock option exercise price must be equal to at least 100% of fair market value on the date the stock option is granted.

•	Shareholder approval is required for any material amendment of the Employee Stock Plan.

The following is a summary of the material terms of the proposed Second Amended and Restated Employee Stock Plan. The summary that follows does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Employee Stock Plan which is attached as Annex A and incorporated by reference into this proposal:

Purpose

The purpose of the Employee Stock Plan is to provide the Company and its shareholders the benefits arising from common stock ownership by employees of the Company and its subsidiaries who are expected to contribute to our future growth and success through the granting of stock options, stock appreciation rights, restricted stock awards, and restricted stock unit awards.

Administration of the Employee Stock Plan

The Employee Stock Plan is administered by a committee of two or more directors, each of whom is an “outside director” and “non-employee” director. Subject to the provisions of the Employee Stock Plan, the administrator of the Employee Stock Plan has authority in its discretion to: (1) determine the fair market value of our common stock, (2) select employees to whom awards may be granted, (3) determine the number of shares covered by awards, (4) approve forms of agreements to be used for awards, (5) determine the terms and conditions of awards, (6) prescribe, amend, or rescind rules and regulations relating to the Employee Stock Plan, and (7) construe and interpret the terms of the Employee Stock Plan and awards granted pursuant to it.

Shares Subject to the Plan

The Employee Stock Plan authorizes up to 1,650,000 shares of common stock. As of March 1, 2014 the Employee Stock Plan had 683,344 shares available for grant, which will be rolled over into the Second Amended and Restated Employee Stock Plan. We are not seeking shareholder approval for any additional shares for issuance under the Second Amended and Restated Employee Stock Plan. Awards issuable under the Second Amended and Restated Employee Stock Plan may be authorized and unissued or shares previously issued that we have reacquired. Any shares subject to grants under the Second Amended and Restated Employee Stock Plan that expire or are terminated, forfeited, or canceled without having been exercised or vested in full, shall be available for new grants.

Section 162(m) Limitations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the three other most highly compensated officers, other than our chief financial officer. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the Employee Stock Plan provides that no participant may receive awards for more than 75,000 shares in any fiscal year. Shareholder approval of this proposal will constitute shareholder approval of this limitation for Section 162(m) purposes.

Eligibility

Any employee of the Company or its subsidiaries, including Rockland Trust, may be selected by the Board to receive awards. As of March, 2014, all Company employees were eligible to participate in the Employee Stock Plan.

Terms and Conditions of Awards

Types of Awards.  Awards may be granted under the Second Amended and Restated Employee Stock Plan as incentive stock options, non-statutory options, stock appreciation rights, time vesting and performance vesting restricted stock and restricted stock unit awards, or a combination thereof. Subject to the overall maximum limits on awards listed in the Employee Stock Plan, there are no restrictions on the amount of awards that may be granted.

Exercise Price.  The Employee Stock Plan administrator will determine the exercise price for shares issued upon exercise of stock options. The exercise price of stock options may not be less than 100% of the fair market value on the date the option is granted. The exercise price of incentive stock options granted to a 10% or greater shareholder may not be less than 110% of the fair market value on the date of grant.

Stock Appreciation Rights. A stock appreciation right allows the grantee to receive a payment, in the form of our common stock, equal to the fair market value of our common stock on the date of exercise over the exercise price of the stock appreciation right, multiplied by the number of stock appreciation rights being exercised. The Employee Stock Plan administrator will determine the exercise price for shares issued upon exercise of stock appreciation rights. The exercise price of stock appreciation rights may not be less than 100% of the fair market value on the date the stock appreciation right is granted. Upon the exercise of a stock appreciation right, any right to a partial share of common stock will be converted to and delivered in cash.

Form of Consideration Upon Exercise of Options.  The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The Employee Stock Plan permits payment to be made by cash, check, or, if permitted in the option agreement, by other shares of our common stock including by withholding of shares that would otherwise be issued upon exercise.

Term.  The term of an option may be no more than ten years from the date of grant, except that the term of an incentive stock option granted to a 10% or greater shareholder may not exceed five years from the date of grant. The term of vesting of restricted stock awards may be no less than one year, for performance vesting awards, and no less than three years for time vesting awards.

Right of Repurchase.  Restricted stock agreements or option agreements may contain provisions allowing us to repurchase the shares underlying the awards upon the termination of the participant’s employment or upon the failure to satisfy any other conditions specified therein.

Restricted Stock and Restricted Stock Units. A restricted stock award consists of shares of our common stock which are subject to restrictions on transferability and other restrictions, if any, set forth in the award agreement.  Restricted shares, unless otherwise provided in the award agreement, carry voting and dividend rights. Restricted stock units are a contractual right only and do not involve the issuance of common stock to the grantee. Shares of common stock are issued only if the terms and conditions set forth in the award agreement are satisfied. Restricted stock units do not carry voting rights, or, unless otherwise provided in the award agreement, dividend rights.

Other Provisions.  The stock option agreement, stock appreciation right award agreement, restricted stock agreement, or restricted stock unit award agreement for each award may contain other terms, provisions, and conditions not inconsistent with the Employee Stock Plan, as may be determined by the Employee Stock Plan administrator.

Adjustments

The number of shares available under the Employee Stock Plan, the maximum limits on awards, and the number of shares subject to outstanding awards will be adjusted to reflect any merger, consolidation, or business reorganization in which the Company is the surviving entity and to reflect any stock split, stock dividend or other event generally affecting the number of shares of common stock. If a merger, consolidation, or other business reorganization occurs and the Company is not the surviving entity, outstanding options may be assumed by the surviving entity, accelerated upon notice to the holder, or canceled, so long as the award holder receives payment equal to the value of the canceled awards.

Limitations on Transferability

Incentive stock options granted under the Employee Stock Plan may not be transferred during a participant’s lifetime and will not be transferable other than by will or the laws of descent and distribution following the participant’s death. Non-statutory stock options, restricted stock awards, restricted stock units and stock appreciation rights may be transferred pursuant to a qualified domestic relations order, by will or the laws of intestacy, to any member of the optionee’s family or as may determined by the

Employee Stock Plan administrator.

Amendment and Termination

The Board may at any time amend, alter, suspend, or terminate the Employee Stock Plan. The Board will obtain shareholder approval of any Employee Stock Plan amendment to the extent necessary and desirable to comply with applicable law. Any amendments to the Employee Stock Plan or to any award agreement that would change the class of eligible employees, increase the number of awards that may be granted to any person or in total, reduce the minimum option price, or reduce the exercise price of any outstanding award must first be approved by the shareholders. No amendment, alteration, suspension, or termination of the Employee Stock Plan shall impair the rights of any participant with respect to any outstanding award under the plan, unless mutually agreed in writing.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations, and policies affecting the Company and recipients of awards under the Employee Stock Plan. Any descriptions of the provisions of any law, regulation, or policy are qualified in their entirety by reference to the particular law, regulation, or policy. Any change in applicable law or regulation or the policies of various taxing authorities may have a significant effect on this summary.

A participant who receives incentive stock options will recognize no taxable income for regular federal income tax purposes upon either the grant or the exercise of such incentive stock options. However, when a participant exercises an incentive stock option, the difference between the fair market value of the shares purchased and the option price of those shares will be includable in determining the participant’s alternative minimum taxable income. Provided that the participant makes no disposition of the shares before the later of the expiration of the two-year period from the date of grant of the option pursuant to which such shares were transferred, or the expiration of the one-year period from the date of transfer of such shares to the participant, gains on disposition of the shares acquired upon exercise of the incentive stock options will be taxable as long-term capital gain. In general, the adjusted basis for the shares acquired upon exercise will be the option price paid with respect to such exercise. We will not be entitled to a tax deduction arising from the exercise of an incentive stock option if the employee qualifies for such long-term capital gain treatment. If the participant is not entitled to long-term capital gain treatment on the disposition of the shares, then we will be entitled to a deduction equal to the excess of the fair market value of the shares on the day the option was exercised over the amount paid for the shares (or, if less, the difference between the fair market value of the shares on the date of disposition, minus the amount paid for the shares).

A participant who receives non-statutory stock options generally will not recognize taxable income for federal income tax purposes at the time of grant. However, the participant generally will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture. The amount of such compensation will be equal to the difference between the option price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares received upon the exercise of the non-statutory stock options. The participant’s basis in the shares will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares. The participant will recognize gain or loss when he or she disposes of shares obtained upon exercise of a non-statutory stock option in an amount equal to the difference between the selling price and the participant’s tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period for such shares.

A participant who receives a grant of stock-settled stock appreciation rights generally will not recognize taxable income for federal income tax purposes at the time of grant. The participant, however, will recognize compensation taxable as ordinary income at the time of exercise. The amount of such compensation will be equal to the difference between the stock appreciation right exercise price and the fair market value of the shares received (plus any cash received) on the date of exercise of the stock appreciation right. We will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized compensation income with respect to shares (and cash) received upon the exercise of the stock-settled stock appreciation right. The participant's basis in the shares received will be equal to the amount recognized as compensation for such shares in connection with the exercise. The participant will recognize gain or loss when he or she disposes of the shares obtained upon exercise of the stock appreciation right in an amount equal to the difference between the selling price and the participant's tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period for such shares.

A participant who receives a restricted stock award (whether time-based or performance-based) will not recognize taxable income for federal income tax purposes at the time such restricted stock award is granted. Once the award is vested, the participant will generally be required to include in ordinary income for the taxable year in which the vesting date occurs an amount equal to the fair market value of the shares on the vesting date. We will generally be allowed to claim a deduction for compensation expense in a like amount.

A participant who receives a grant of restricted stock units (whether time-based or performance-based) generally will not recognize taxable income for federal income tax purposes at the time of grant. Once the award is vested and the shares are distributed, the participant will generally be required to include in ordinary income for the tax year in which the shares are delivered an amount equal to the fair market value of the shares on the distribution date. We will generally be allowed to claim a deduction for compensation expense in a like amount.

The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards. State and local tax consequences may also be significant.

Current Grants

Awards under the proposed Second Amended and Restated Employee Stock Plan are discretionary and the Board has not yet determined to whom awards will be made or the terms and conditions of any awards that will be made. As a result, no information is provided concerning the benefits to be delivered under the plan to any individual or group of individuals.

Equity Compensation Plans

The Company currently has the following stock-based plans, all of which have been approved by the Company’s Board of Directors and shareholders:

•	1996 Non-Employee Directors’ Stock Option Plan (the “1996 Plan”)

•	1997 Employee Stock Option Plan (the “1997 Plan”)

•	Amended and Restated 2005 Employee Stock Plan (the “2005 Plan”)

•	2006 Non-Employee Director Stock Plan (the “2006 Plan”)

•	2010 Non-Employee Director Stock Plan (the “2010 Plan”)

The following table presents the amount of cumulatively granted stock options and restricted stock awards, net of forfeitures, through December 31, 2013. The closing market price of our common stock on March 21, 2014 was $40.29.

	Authorized Stock Option Awards	Authorized Restricted Stock Awards	Total	Cumulative Granted, Net of Forfeitures		Total	Authorized but Unissued
				Stock Option Awards	Restricted Stock Awards

1996 Plan	300,000	N/A	300,000	190,000	N/A	190,000	(4)
1997 Plan	1,100,000	N/A	1,100,000	972,771	N/A	972,771	(4)
2005 Plan	(1)	(1)	1,650,000	537,941	465,856	1,003,797	646,203
2006 Plan	(2)	(2)	35,400	15,000	20,400	35,400	(4)
2010 Plan	(3)	(3)	314,600	27,000	56,300	83,300	231,300

(1)	The Company may award up to a total of 1,650,000 shares as stock options or restricted stock awards.

(2)	The Company may award up to a total of 50,000 shares as stock options or restricted stock awards. During 2010, the remaining 14,600 shares were transferred and available for issue under the 2010 Plan.

(3)	The Company may award up to a total of 314,600 shares as stock options or restricted stock awards, inclusive of 14,600 shares which were transferred from the 2006 Plan.

(4)
There are no shares available for grant under the 1996 Plan or 1997 Plan due to their expirations. These Plans have outstanding stock options exercisable despite the Plan expiration. Additionally, the 2006 Plan has outstanding stock options exercisable despite the transfer of remaining authorized shares to the 2010 Plan.

The following table sets forth information as of December 31, 2013 about the securities authorized for issuance under the Company’s equity compensation plans, consisting of the 1996 Director Stock Plan, 1997 Employee Stock Option Plan, 2005 Employee Stock Plan, 2006 Non-Employee Director Stock Plan, and 2010 Non-Employee Director Stock Plan. The Company’s

shareholders previously approved each of these plans and all amendments that were subject to shareholder approval. The Company has no other equity compensation plans.
Equity Compensation Plans

Equity Compensation Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Plans approved by security holders	524,948	$30.50	877,503	(1)
Plans not approved by security holders	—	—	—
TOTAL	524,948	$30.50	877,503

(1)
There are no shares available for future issuance under the 1996 Non-Employee Directors’ Stock Option Plan, the 1997 Employee Stock Option Plan, or the 2006 Non-Employee Director Stock Plan. There are 646,203 shares available for future issuance under the 2005 Employee Stock Plan. There are 231,300 shares available for future issuance under the 2010 Non-Employee Director Stock Plan. Shares under the 2005 and 2010 Plans may be issued as non-qualified stock options or restricted stock awards. If the Second Amended and Restated 2005 Employee Stock Plan is approved by shareholders at this meeting, shares may also be issued under the plan as restricted stock units and stock appreciation rights.

Additional information on our equity plans and grant practices can be found elsewhere in this proxy statement under the heading "Compensation Discussion and Analysis."

The Board unanimously recommends that you vote FOR approval
of the Second Amended and Restated 2005 Employee Stock Plan. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Advisory Vote on Executive Compensation (Proposal 4):

The Company is providing shareholders with an advisory (non-binding) vote on the compensation of our named executive officers (sometimes referred to as “say on pay”). In accordance with the preference expressed by our shareholders at our 2011 annual meeting, we currently hold an annual say on pay vote. Accordingly, you may vote on the following resolution at the 2014 annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is nonbinding. The Board and the compensation committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
As discussed in the Compensation Discussion and Analysis in this proxy statement, the Board of Directors believes that our compensation policies and procedures are designed to provide a strong link between executive officer compensation and our short and long-term performance. The objective of the Company's compensation program is to provide compensation which is competitive, variable based on our performance, and aligned with the long-term interests of shareholders. Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. Proxies solicited by the Board will be so voted in the absence of direction to the contrary.

Other Matters

The proxy also confers discretionary authority with respect to any other business which may come before the annual meeting, including rules for the conduct of the meeting. The Board knows of no other matter to be presented at the meeting. It is the intention of the persons named as proxies to vote the shares to which the proxies relate according to their best judgment if any matters not included in this proxy statement come before the meeting.

BOARD OF DIRECTORS INFORMATION

For purposes of this proxy statement the ages of the board nominees, and our other directors, have been computed as of our annual meeting date.

The Board of the Company is currently comprised of the individuals listed below:

Directors Retiring in 2014:

Richard S. Anderson.  Age 72. Mr. Anderson has, for at least the last five years, been the President and Treasurer of Anderson-Cushing Insurance Agency, Inc., an insurance broker in Middleborough, Massachusetts. Mr. Anderson has served as a director of Rockland Trust and the Company since 1992. Mr. Anderson was previously appointed a director of Middleborough Trust Company in 1980 and served as director of that bank until 1992, when it was merged with and into Rockland Trust. Mr. Anderson is currently a Class I director who will retire from the Board in April upon reaching the mandatory retirement age for directors. The Company intends to reduce the number of Class I directors to four when Mr. Anderson retires.

Richard H. Sgarzi.  Age 71.  Mr. Sgarzi is a retired cranberry grower. Mr. Sgarzi has been, for part of the past five years, the President and Treasurer of Black Cat Cranberry Corp., a cranberry grower in Plymouth, Massachusetts. Mr. Sgarzi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1994. Mr. Sgarzi is currently a Class I director who will retire from the Board in August upon reaching the mandatory retirement age for directors. The Company intends to reduce the number of Class I directors to three when Mr. Sgarzi retires.

Robert D. Sullivan.  Age 72.  Mr. Sullivan has, for at least the last five years, been the President of Sullivan Tire Co., Inc., a retail and commercial tire and automotive repair service with locations throughout Massachusetts, Maine, New Hampshire, Connecticut, and Rhode Island. Mr. Sullivan has served as a director of Rockland Trust since 1979 and as a director of the Company since 2000. Mr. Sullivan is currently a Class III director who will retire from the Board in April upon reaching the mandatory retirement age for directors. The Company intends to reduce the number of Class III directors to four when Mr. Sullivan retires.

Board Nominees: Class III Directors (Nominated For Reelection at this Meeting For a Term Expiring in 2017):

William P. Bissonnette.  Age 68.  Mr. Bissonnette is a retired certified public accountant. Mr. Bissonnette has, for at least a part of the last five years, been a partner in the firm of Little & Bissonnette, CPAs located in Holliston, Massachusetts. Mr. Bissonnette has served as a director of Rockland Trust and the Company since 2009. Mr. Bissonnette previously served as a director and Chair of the compensation committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. The Board or the nominating committee has determined that Mr. Bissonnette is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of another bank, and his designation as a certified public accountant.

Daniel F. O'Brien.  Age 58.  Mr. O'Brien is a certified public accountant and, for at least the last five years, has been owner and president of O'Brien, Riley and Ryan, a CPA firm located in Braintree, Massachusetts. Mr. O'Brien is also the manager of State Street Wealthcare Advisors, LLC, a financial services company. Mr. O'Brien is also a practicing attorney. Mr. O'Brien has served as a director of Rockland Trust and the Company since 2009. Mr. O'Brien previously served as a director and member of the audit committee of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Mr. O'Brien also previously served as a director of Chart Bank until it was merged with and into Benjamin Franklin Bank, and served as chair of the Chart Bank audit committee. The Board or the nominating committee has determined that Mr. O'Brien is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, his prior service as a director of other banks, and his designation as a certified public accountant.

Christopher Oddleifson. Age 55. Mr. Oddleifson has served as President and Chief Executive Officer of Rockland Trust and the Company since 2003. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia. Mr. Oddleifson has served as a director of Rockland Trust and the Company since 2003. The Board or the nominating committee has determined that Mr. Oddleifson is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Brian S. Tedeschi.  Age 64.  Mr. Tedeschi is a retired real estate developer and, for at least the last five years, has been a Director of Tedeschi Food Shops, Inc. Mr. Tedeschi has also been, for part of the last five years, the Chairman of the Board of Tedeschi Realty Corporation, a real estate development company in Rockland, Massachusetts. Mr. Tedeschi has served as a director of Rockland Trust since 1980 and as a director of the Company since 1991. The Board or the nominating committee has determined that Mr. Tedeschi is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Class I Directors (Term Expires in 2015) (Directors Continuing In Office):

Donna L. Abelli.  Age 56. Ms. Abelli is a certified public accountant and, for at least the last five years, has been a Consulting Chief Financial Officer. Ms. Abelli was named Chairman of the Board of Rockland Trust and the Company on March 30, 2012 and has served as a director of Rockland Trust and the Company since 2005. Ms. Abelli has served on an interim basis as the Chief Financial Officer of publicly-traded companies and various private companies; as the Chief Financial Officer of a publicly-traded company, and, from 1998 to 1999, was the President of the Massachusetts Society of CPAs. Ms. Abelli also served as the Director of Administration of South Shore Stars, Inc., a non-profit early education and youth development organization until early January 2013. The Board or the nominating committee has determined that Ms. Abelli is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a chief financial officer of publicly-traded companies, and her designation as a certified public accountant.

Kevin J. Jones.  Age 63. Mr. Jones has, for at least the last five years, been the Treasurer of Plumbers' Supply Company, a wholesale plumbing supply company, in Fall River, Massachusetts. Mr. Jones has served as a director of Rockland Trust since 1997 and as a director of the Company since 2000. Mr. Jones was previously appointed a director of Middleborough Trust Company in 1990 and served as director of that bank until 1992, when it was merged with and into Rockland Trust. The Board or the nominating committee has determined that Mr. Jones is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of another bank.

John J. Morrissey.  Age 47.  Mr. Morrissey is a practicing attorney and is a founding partner of the Braintree, Massachusetts law firm Morrissey, Wilson, Zafiropoulos LLP, a boutique law firm practicing in the areas of litigation, bankruptcy and creditors' rights, and real estate. Mr. Morrissey has been a practicing attorney for at least the last five years. Mr. Morrissey currently serves as a member of the Massachusetts Board of Bar Overseer's Hearing Committee which investigates complaints of attorney misconduct and makes recommendations for discipline to the Supreme Judicial Court. Mr. Morrissey is Chairman of the Massachusetts Bar Association's Judicial Administration Section Council and serves on the Workplace Safety Task Force. Mr. Morrissey is a Life Fellow of the Massachusetts Bar Foundation, the charitable arm of the Massachusetts Bar Association, and serves as a member of the Grant Advisory Committee. Mr. Morrissey has served as a director of Rockland Trust and the Company since 2012.

Mr. Morrissey previously served as a director of Central Bancorp, Inc. and its wholly-owned subsidiary Central Co-operative Bank d/b/a Central Bank until November 2012, when Central Bancorp, Inc. was merged with and into the Company. The Board or the nominating committee has determined that Mr. Morrissey is qualified to serve as a director based upon his prior service as a director of the Company and Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities Rockland Trust serves, and his prior service as a director of another bank.

Class II Directors (Term Expires in 2016) (Directors Continuing In Office):

Benjamin A. Gilmore, II. Age 66. Mr. Gilmore is a licensed professional engineer and for at least the last five years has been the President of Gilmore Cranberry Co., Inc., a cranberry grower in South Carver, Massachusetts. Mr. Gilmore is also an engineering consultant and a Quittacas Company LLC partner.  Mr. Gilmore served as a Director of Ocean Spray from 1989 to 2003, and was the Ocean Spray Board Chairman from 2002 to 2003.  Mr. Gilmore has served as a director of Rockland Trust and the Company since 1992.  Mr. Gilmore was previously appointed a director of Middleborough Trust Company in 1989 and served as director of that bank until 1992, when it was merged with and into Rockland Trust.  The Board or the nominating committee has determined that Mr. Gilmore is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland

Trust serves, and his prior service as a director of another bank.

Eileen C. Miskell. Age 56.  Ms. Miskell is a certified public accountant and for at least the last five years has been the Treasurer of The Wood Lumber Company, a lumber company based in Falmouth, Massachusetts. Ms. Miskell has served as a director of Rockland Trust and the Company since 2005. Ms. Miskell was previously appointed a director of Falmouth Bancorp, Inc., the holding company of Falmouth Bank, which was merged with and into the Company in 2004. Ms. Miskell, while a Falmouth Bancorp Director, served as the chair of its audit committee. The Board or the nominating committee has determined that Ms. Miskell is qualified to serve as a director based upon her prior service as a director of the Company and of Rockland Trust, her mature business judgment, her inquisitive and objective perspective, her familiarity with the communities that Rockland Trust serves, her prior service as a director of another bank, and her designation as a certified public accountant.

Carl Ribeiro. Age 67.  Mr. Ribeiro, for at least the last five years, has been the owner and President of Carlson Southcoast Corporation, a holding company for several food industry businesses based in New Bedford, Massachusetts. Mr. Ribeiro is also the Chairman of Famous Foods, an internet food distributor based in New Bedford, Massachusetts. Mr. Ribeiro has served as a director of Rockland Trust and the Company since 2008. Mr. Ribeiro was previously appointed a director of Slades Bank in 2005 and served as director of that bank and as the chair of its audit committee until 2008, when it was merged with and into Rockland Trust. Mr. Ribeiro also previously served as a director of Seacoast Financial Services Corporation and its wholly-owned subsidiary Compass Bank until 2004, and as the chair of its audit committee. The Board or the nominating committee has determined that Mr. Ribeiro is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

John H. Spurr, Jr. Age 67.  Mr. Spurr, for at least the last five years, has been the President of A.W. Perry, Inc., a real estate investment company in Boston, Massachusetts, and its wholly-owned subsidiary A.W. Perry Security Corporation. Mr. Spurr has served as a director of Rockland Trust since 1985 and as a director of the Company since 2000. The Board or the nominating committee has determined that Mr. Spurr is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, and his familiarity with the communities that Rockland Trust serves.

Thomas R. Venables.  Age 59.  Mr. Venables served as the President and CEO and as a director of Benjamin Franklin Bancorp, Inc. and its wholly-owned subsidiary Benjamin Franklin Bank from 2002 until 2009, when Benjamin Franklin Bancorp, Inc. was merged with and into the Company. Prior to 2002, Mr. Venables co-founded Lighthouse Bank of Waltham, Massachusetts in 1999 and served as its President and CEO and as a director. From 1998 to 1999, Mr. Venables was employed as a banking consultant with Marsh and McLennan Capital, Inc. He was employed by Grove Bank of Newton, Massachusetts from 1974 until it was acquired by Citizens Bank in 1997, serving as its President and CEO and as a director for the last 11 years of his tenure. Mr. Venables also serves as a director and President of the Rockland Trust Charitable Foundation, formerly known as the Benjamin Franklin Bank Charitable Foundation, an entity which is not affiliated with the Company or Rockland Trust.

Mr. Venables has served as a director of Rockland Trust and the Company since 2009. The Board or the nominating committee has determined that Mr. Venables is qualified to serve as a director based upon his prior service as a director of the Company and of Rockland Trust, his mature business judgment, his inquisitive and objective perspective, his familiarity with the communities that Rockland Trust serves, and his prior service as a director of other banks.

Corporate Governance Information

The Board has adopted governance principles, and written charters for all other Board committees, including the audit committee, the nominating committee, and the compensation committee. Our governance principles, as well as the charter for each current committee of the Board and/or of Rockland Trust may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com). Our common stock ownership guidelines for directors are set forth in our governance principles. The Company has a written Code of Ethics to assist its directors, officers, and employees in adhering to their ethical and legal responsibilities. The current version of the Code of Ethics may also be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com), and the Company will disclose any amendment to or waiver from a provision of the Code of Ethics as may be required and within the time period specified under applicable SEC and NASDAQ rules at this same location on the website.

Board Leadership Structure

The Board has, since 2003, named as its Chair a director who is not also the Chief Executive Officer of the Company or Rockland Trust and believes that such a leadership structure is appropriate to segregate the Board's oversight role from management of the Company and Rockland Trust. The Board provides oversight of the Chief Executive Officer and other management of the Company and Rockland Trust to ensure that the long-term interests of shareholders are being served through 12 regularly scheduled meetings a year, and additional meetings when necessary or advisable, at which reports on the management and performance of the Company and Rockland Trust, including reports regarding liquidity, interest rate risk, credit quality, loan loss provision, regulatory compliance, and other risks are reviewed. The Board has also established the Board committees described below which regularly meet and report back to the Board on the responsibilities delegated to them. In addition to its general oversight role, the Board also: selects, evaluates, and compensates the Chief Executive Officer and oversees Chief Executive Officer succession planning; reviews, monitors, and, when necessary or appropriate, approves fundamental financial and business strategies and major corporate actions; assesses major risks facing the Company or Rockland Trust and options for their mitigation; and maintains the integrity of financial statements and the integrity of compliance with law and ethics of the Company and Rockland Trust.

Shareholder Communications to Board

The Board will give appropriate attention to written communications on issues that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances or as expressly contemplated by committee charters, the general counsel of the Company will (1) be primarily responsible for monitoring communications from shareholders and (2) will provide copies or summaries of such communications to the Board as he considers appropriate.

Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the general counsel of the Company considers to be important for the Board to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board should submit them, in writing, to the General Counsel, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Shareholder Director Nominations

In accordance with the Company's By-Laws and its Charter, the nominating committee considers director nominees submitted by shareholders. The Company's By-Laws require shareholders to submit director nominations to the Company not less than 75 days nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting (i.e., not later than March 1, 2015 or earlier than January 10, 2015). The nomination must set forth the name, age, business address, residence address, occupation, and amount of common stock held by the director nominee, as well as the written consent of the nominee. The shareholder must also include his or her name, record address, and amount of common stock held in the nomination. The shareholder must make certain further representations, as set forth in the Company's By-Laws. Shareholders should submit any director nominations, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

The nominating committee will, as stated in its charter, review any director nominations submitted by shareholders to determine if the nominees satisfy the following criteria set forth in the Board's governance principles with respect to qualifications for directors:

•
Directors should, as a result of their occupation, background, and/or experience, possess a mature business judgment that enables them to make a positive contribution to the Board. Directors are expected to bring an inquisitive and objective perspective to their duties. Directors should possess, and demonstrate through their actions on the Board, exemplary ethics, integrity, and values.

•
Directors will be ineligible to continue to serve on the Board once they attain the age of 72. Directors who attain the age of 72 during their elected term as a Director will retire from the Board upon reaching the age of 72.

•
Aside from any stock ownership requirements that are imposed by law, Directors are not required to own any minimum amount of the Company's common stock in order to be qualified for Board service. Director ownership of the Company's common stock, however, is strongly encouraged and all of our Directors currently own our common stock. Please refer to the section entitled “Stock Ownership and Other Matters” in this proxy statement for more information about the amount of common stock owned by our Directors.

•
While familiarity with the communities that Rockland Trust serves is one factor to be considered in determining if an individual is qualified to serve as a Director, it is not a controlling factor. It is the sense of the Board, however, that a significant portion of the Directors should represent or be drawn from the communities that Rockland Trust serves.

•
Customers of Rockland Trust, if otherwise qualified, may be considered for Board membership. A customer relationship, however, will be a secondary criteria considered in evaluating a Director candidate in addition to other relevant considerations.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Directors should offer their resignation in the event of any significant change in circumstances that renders them incapable of performing their duties.

Shareholder Proposals for Next Annual Meeting

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2015 Annual Meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any shareholder who wishes to submit a proposal for inclusion in the proxy statement for the 2015 Annual Meeting will be required, pursuant to Rule 14a-8, to deliver the proposal to the Company no later than December 3, 2014. For business to be brought before next year's annual meeting by a shareholder (other than a proposal submitted in accordance with Rule 14a-8), you must give timely notice thereof to the Company. Such notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 75 nor more than 125 days prior to the anniversary date of the immediately preceding annual meeting (i.e., not later than March 1, 2015 or earlier than January 10, 2015) and must otherwise satisfy the requirements set forth in the Company's By-Laws. In the event the Company receives notice of a shareholder proposal to take action at next year's annual meeting of shareholders that is not submitted for inclusion in the Company's proxy material, the persons named in the proxy sent by the Company to its shareholders intend to exercise their discretion to vote on the shareholder proposal in accordance with their best judgment. Please forward any shareholder proposals or notices of business, in writing, to the Clerk, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370.

Director Attendance at Annual Shareholder Meeting and Meetings of the Board and its Committees

It is our policy that, to the extent possible, all directors attend the annual shareholder meeting. All of our directors attended last year's annual shareholder meeting.

During 2013, the Boards of the Company and Rockland Trust had 14 concurrent meetings. All directors attended at least 75% of the meetings of our Board during the prior calendar year.

The Boards of the Company and Rockland Trust have standing executive, audit, compensation, and nominating committees. The Rockland Trust Board also has a standing trust committee. All Board committees operate under a written charter approved by the Board which describes the committee's role and responsibilities. The charter for each Board committee may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com).

Directors' membership on Board committees as of the end of the prior calendar year was as noted below. In addition to the three permanent members of the executive committee, three directors serve as rotating members of the executive committee for a three-month term, with the term of each rotating director staggered so that a new director rotates on and off of the committee each month. The following table provides 2013 membership and meeting information for each of the standing committees of the Company's Board:

Name	Executive	Audit	Compensation	Nominating
Mr. Jones	☒		¤	¤
Mr. Oddleifson	¤
Ms. Abelli	¤		¤	¤
Mr. Anderson	☐			☒
Mr. Bissonnette	☐
Mr. Gilmore	☐		☒
Ms. Miskell	☐	☒	¤	¤
Mr. Morrissey	☐
Mr. O'Brien	☐	¤
Mr. Ribeiro	☐	¤
Mr. Sgarzi	☐
Mr. Spurr	☐
Mr. Sullivan	☐	❖
Mr. Tedeschi	☐
Mr. Venables	☐
Total Meetings Held In 2013	24 meetings	4 meetings	7 meetings	1 meeting

☒     Chairman of Committee
❖         Vice Chairman of Committee
¤        Committee Member
☐        Committee Member, Rotating Basis

All directors attended at least 75% of the committee meetings of the Board during the prior calendar year of which they were members.

Director Cash and Equity Compensation

Non-employee directors of the Company and Rockland Trust receive both cash and equity compensation as described below. Board compensation is reviewed by comparison to peer institutions using publicly available information. Director compensation is designed to attract and retain persons who are well qualified to serve as directors of the Company and Rockland Trust.

Director Cash Compensation

Non-employee directors of the Company and Rockland Trust receive cash compensation in the form of annual retainers and Board and committee meeting fees. Total cash director compensation depends upon whether a director served as Chair of the Board or one of its committees, whether a director served as a permanent or rotating executive committee member, and upon the number of Board and committee meetings a director attended. Cash compensation is paid to each non-employee director in arrears, quarterly, in an amount equal to one-fourth of the annual retainer plus the meeting fees then due.

The annual retainers for non-employee directors of the Company and of Rockland Trust during 2013 were as follows:

Position	Annual Retainer
Chairman of Board	$41,000
Chairman of Executive Committee	$36,000
Chairman Audit Committee	$26,000
Vice Chairman Audit Committee	$26,000
Chairman Compensation Committee	$26,000
Chairman Nominating & Governance Committee	$26,000
Chairman Trust Committee	$26,000
Rotating Executive Committee Member	$23,000

Board meeting fees during 2013 were $1,000 per meeting for the Chairman and all other directors. Committee meeting fees during 2013 were $1,250 per meeting for the audit committee and $1,000 per meeting for all other Board committees.

In January of 2014, based upon an analysis of data relating to the Company's peer group identified under the heading "Use of Peer Groups and Survey Information" in the Compensation Discussion and Analysis (referred to as our "peer proxy group"), the Board voted to increase Board meeting and Board Committee meeting fees to $1,200 per meeting for the Chairman and all other directors, to increase audit committee meeting fees to $1,450, and to increase annual retainers, effective as of 2014, as follows:

Position	Annual Retainer
Chairman of Board	$42,000
Chairman of Executive Committee	$37,000
Chairman Audit Committee	$27,000
Vice Chairman Audit Committee	$27,000
Chairman Compensation Committee	$27,000
Chairman Nominating & Governance Committee	$27,000
Chairman Trust Committee	$27,000
Rotating Executive Committee Member	$24,000

The Company has established a Deferred Compensation Program that permits non-employee directors who choose to participate to defer all or any portion of the cash compensation they would otherwise receive. Directors who choose to participate in the Deferred Compensation Program have all, or a designated portion, of the cash compensation they would otherwise receive invested in the Company's common stock. Distributions, in the form of the Company's common stock, are made to directors who choose to participate in the Deferred Compensation Program following their departure from the Board. During the past year the following directors chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program: Director Jones - 100% deferred; Director Spurr - 50% deferred; and Director Ribeiro - 20% deferred.

No additional fees were paid to any member of the compensation committee or nominating committee for attendance at committee meetings if they were held concurrently with meetings of the executive committee and/or Board.

No annual retainer or meeting fees are paid to any director who is an employee of the Company or Rockland Trust.

Director Equity Compensation

In May 2010, the Company's shareholders approved the 2010 Non-Employee Director Stock Plan (the “2010 Director Stock Plan”), which provided that:

•
Each person who becomes a non-employee director at any time following the 2010 Annual Shareholders Meeting shall, on the first anniversary of his or her election, automatically and without further action be granted a non-statutory stock option to purchase 5,000 shares of common stock.

•
Following each annual shareholders meeting after 2010, each non-employee director who serves on the Board of the Company and/or Rockland Trust at any point during the calendar year of that annual meeting shall be granted either (A) a restricted stock award in an amount of shares of common stock not to exceed 1,500 and with a range for time vesting of between three and five years from the date of grant, (B) a non-statutory stock option to purchase not more than 3,000 shares of common stock, subject to adjustment, substitution, and vesting pursuant to the 2010 Director Stock Plan, or (C) a combination of restricted stock awards and non-statutory stock options. Such awards shall be made subject to the discretion of the compensation committee as set forth in the 2010 Director Stock Plan.

In May of 2013, each non-employee director was granted, pursuant to the 2010 Director Stock Plan, a restricted stock award for 1,050 shares of common stock vesting five years from the date of grant, or earlier if the director ceases to be a director for any reason other than cause such as, for example, by retirement.

In November 2013, John J. Morrissey was granted, pursuant to the 2010 Director Stock Plan, a non-qualified stock option award for 5,000 shares of common stock with an option price of $35.48 pursuant to the Company's director plan which calls for such a stock option award upon the first anniversary of a director's appointment. One-third of the options vested on the date of grant and the remainder vest equally in January of 2014 and 2015, or earlier if he ceases to be a director for any reason other than cause such as, for example, by retirement.

Director Compensation Table

The following table summarizes the cash and equity compensation paid to non-employee directors during 2013:

					Change in
					Pension
				Non-	Value and
	Fees			Equity	Nonqualified
	Earned			Incentive	Deferred	All Other
	or Paid	Stock	Option	Plan	Compensation	Compensation
Name	in Cash (1)	Awards (2)	Awards (2)	Compensation	Earnings	(3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Donna L. Abelli	$82,000	$34,823	n/a	n/a	n/a	$2,200	$119,023
Richard S. Anderson	$44,000	$34,823	n/a	n/a	n/a	$2,200	$81,023
William P. Bissonnette	$41,000	$34,823	n/a	n/a	n/a	$2,112	$77,935
Benjamin A. Gilmore, II	$51,000	$34,823	n/a	n/a	n/a	$2,200	$88,023
Kevin J. Jones	$77,000	$34,823	n/a	n/a	n/a	$2,200	$114,023
Eileen C. Miskell	$54,000	$34,823	n/a	n/a	n/a	$2,200	$91,023
John J. Morrissey	$43,000	$34,823	$40,636	n/a	n/a	$1,122	$119,581
Daniel F. O'Brien	$47,000	$34,823	n/a	n/a	n/a	$2,112	$83,935
Carl Ribeiro	$47,000	$34,823	n/a	n/a	n/a	$2,200	$84,023
Richard H. Sgarzi	$43,000	$34,823	n/a	n/a	n/a	$2,200	$80,023
John H. Spurr, Jr.	$42,000	$34,823	n/a	n/a	n/a	$2,200	$79,023
Robert D. Sullivan	$56,000	$34,823	n/a	n/a	n/a	$2,200	$93,023
Brian S. Tedeschi	$40,000	$34,823	n/a	n/a	n/a	$2,200	$77,023
Thomas R. Venables	$49,000	$34,823	n/a	n/a	n/a	$2,112	$85,935

(1) Column (b) reflects the total fees earned or paid in cash for directors. As noted above, during the past year Directors Jones, Spurr, and Ribeiro chose to defer some or all of their cash compensation pursuant to the Deferred Compensation Program.

(2) The amounts in columns (c) and (d) represent the grant date fair value of the restricted stock and option awards granted to directors calculated in accordance with Financial Accounting Standards Board ("FASB") Topic 718, excluding the impact of estimated forfeitures. No director awards were forfeited during the year. As of the end of the prior calendar year, the aggregate number of restricted stock awards and stock option awards for each non-employee director was as follows:

Name	Aggregate Outstanding Unvested Restricted Stock Awards per Director	Aggregate Outstanding Stock Option Awards per Director

William P. Bissonnette, Daniel F. O'Brien, and Thomas R. Venables	3,150	5,500
Richard S. Anderson, Benjamin A. Gilmore II, Kevin J. Jones, Richard H. Sgarzi, and Robert D. Sullivan	3,150	2,500
Eileen C. Miskell, Carl Ribeiro, and Brian S. Tedeschi	3,150	500
Donna L. Abelli and John H. Spurr, Jr.	3,150	—
John J. Morrissey	2,050	5,000

(3) Column (g) reflects the dividends paid to directors in 2013 on their unvested restricted stock.

Report of the Audit Committee2

Each member of the audit committee is “independent” as defined under Section 10A(m)(3) of the Exchange Act, the rules and regulations of the SEC thereunder, and the listing standards of the NASDAQ Stock Market. In addition, the Board has determined that the audit committee has two members who each qualify as an “audit committee financial expert” as defined in regulations issued pursuant to the Sarbanes-Oxley Act of 2002. The two members who each qualify as an “audit committee financial expert” are Eileen C. Miskell, CPA, Chair of the audit committee, and Daniel F. O'Brien, CPA.

The audit committee operates under a written charter adopted and approved by the Board. The audit committee charter sets forth the audit services, audit-related services, and tax services which the audit committee has pre-approved our independent registered public accounting firm to perform up to a maximum fee of $10,000 and the authority which the Board has granted to the audit committee chair to pre-approve the performance of any services by our independent registered public accounting firm in the interval between audit committee meetings. The current audit committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com).

The audit committee is responsible for providing independent, objective oversight of our audit process and for monitoring our accounting, financial reporting, data processing, regulatory, and internal control functions. One of the audit committee's primary responsibilities is to enhance the independence of the audit function, thereby furthering the objectivity of financial reporting. Accordingly, the audit committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm, who must report directly to the audit committee. The audit committee regularly meets privately with our independent registered public accounting firm, which has unrestricted access to the audit committee. The other duties and responsibilities of the audit committee are to: (1) oversee and review our financial reporting process and internal control systems; (2) evaluate our financial performance, as well as our compliance with laws and regulations; (3) oversee management's establishment and enforcement of financial policies; and (4) provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the internal audit department and the Board, including the resolution of any disagreements that may arise regarding financial reporting.

The audit committee has:

•
received the written disclosures and letter from E&Y required by the Public Company Accounting Oversight Board, has discussed the independence of E&Y and considered whether the provision of non-audit services by E&Y is compatible with maintaining auditor independence, and has satisfied itself as to the independence of E&Y;

•
reviewed and discussed our audited, consolidated financial statements for the fiscal year ended December 31, 2013 with our management and E&Y, our independent registered public accounting firm, including a discussion of the quality and effect of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•
discussed the matters required by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T with E&Y, including the process used by management in formulating particularly sensitive accounting estimates and the basis for the conclusions of E&Y regarding the reasonableness of those estimates; and

•
met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting.

2 This report, and the compensation committee report below, shall not be deemed to be incorporated by reference into any of our previous filings with the SEC and shall not be deemed incorporated by reference into any of our future SEC filings irrespective of any general incorporation language therein.

Based on the review and discussions noted above, the audit committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Submitted by:
Eileen C. Miskell, CPA, Chair
Robert D. Sullivan, Vice-Chair
Daniel F. O'Brien, CPA
Carl Ribeiro
Audit Committee
Independent Bank Corp.

Compensation Committee Interlocks and Insider Participation

Directors Abelli, Gilmore, Jones, and Miskell served as members of the compensation committees of the Company and Rockland Trust during all of 2013. No current or former executive officer or other employee of the Company or of Rockland Trust served on the compensation committees of either the Company or Rockland Trust. No director or executive officer of the Company or Rockland Trust served on the compensation committee or the board of directors of any other entity, one of whose executive officers served on the compensation committee or the Board of the Company or Rockland Trust. No member of the compensation committee of the Company or Rockland Trust had any relationship with the Company or Rockland Trust since January 1, 2013 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

Related Party Transactions

Since January 1, 2013, neither the Company nor Rockland Trust has been a party to any transaction or series of transactions in which the amount involved exceeded $120,000 and which any director, executive officer, or holder of more than 5% of our stock, or any member of the immediate family of any such person, had or will have a direct or indirect material interest other than: standard compensation arrangements described below under “Executive Officer Information”; and the transactions described below.

In 2008 Rockland Trust considered a variety of real estate options for the needs of its expanding commercial lending division. After evaluating available alternatives, in 2008 Rockland Trust entered into a written lease with a landlord known as Brophy Randolph LLC, an entity managed and controlled by one of Rockland Trust's real estate developer customers, for one floor of the building located at 120 Liberty Street, Brockton, Massachusetts, a space of about 15,450 square feet. As Rockland Trust continued to grow it amended its written lease to include another floor at 120 Liberty Street, Brockton, Massachusetts. The two floors which Rockland Trust now lease comprise about two-thirds of the building, a total space of about 30,499 square feet. During 2013 Rockland Trust paid approximately $780,000 in rent and other charges to Brophy Randolph LLC pursuant to the amended written lease. Trusts established for the adult children of Director Kevin J. Jones are passive investors in Brophy Randolph LLC and collectively have a twenty-five percent (25%) ownership interest in that landlord entity. The Trusts established for the adult children of Director Jones do not control Brophy Randolph LLC. Director Jones does not own any portion of, or control, Brophy Randolph LLC.

During 2013 Rockland Trust paid approximately $144,000 in rent or other charges pursuant to a written lease to a landlord known as the MFS Realty Trust, a Massachusetts nominee realty trust, for a bank branch location in Plymouth. Director Robert D. Sullivan is one of the Trustees of the MFS Realty Trust. Director Sullivan does not currently have a direct beneficial interest in the MFS Realty Trust.

During 2013 Rockland Trust paid approximately $125,000 in rent or other charges pursuant to a written lease to a landlord known as the Route 53 Realty Trust, a Massachusetts nominee realty trust, for a bank branch location in Norwell. Director Robert D. Sullivan is one of the Trustees of the Route 53 Realty Trust. Director Sullivan does not currently have a direct beneficial interest in the Route 53 Realty Trust.

In the opinion of management of the Company, the terms of the foregoing transactions were no less favorable to the Company than those it could have obtained from an unrelated party providing comparable premises or services.

Pursuant to various regulatory requirements and other applicable law, the Board of Rockland Trust must approve certain extensions of credit, contracts, and other transactions between Rockland Trust and any director or executive officer. The Board has adopted a written policy, and Rockland Trust has established written procedures, to implement these requirements which state, in essence, that any transaction between Rockland Trust and any director or executive officer, or any of their immediate family members must be made on terms comparable to those which Rockland Trust would reach with an unrelated, similarly situated third-party and must be approved in advance by a Board vote. Rockland Trust's General Counsel and Rockland Trust's designated Federal Reserve Bank Regulation O officer share responsibility for oversight and implementation of the Board policy and Rockland Trust procedures for review of related party transactions, which are typically applied to extensions of credit and any other financial transaction of a material nature between Rockland Trust and any director or executive officer. Any director or executive officer involved in such a transaction leaves the meetings while the Board considers and votes upon the transaction.

Some of the directors and executive officers of the Company, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated are, or during 2013 were, also customers of Rockland Trust in the ordinary course of business, or had loans outstanding during 2013. It is anticipated that such persons and their associates will continue to be customers of and indebted to Rockland Trust in the future. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unaffiliated persons and, where required by law, were prior approved by the Rockland Trust Board. None of these loans to directors, executive officers, or their associates are nonperforming.

Director Independence

NASDAQ rules, and our governance principles, require that at least a majority of our Board be composed of “independent” directors. Mr. Oddleifson, who is the President and CEO of the Company and of Rockland Trust, and Mr. Morrissey, whose father was an officer of Central Bancorp, Inc. and Central Co-operative Bank d/b/a Central Bank and whose father is party to a consulting and non-competition agreement with Rockland Trust, are the only directors not currently considered to be “independent” directors. All other directors of the Company and of Rockland Trust are “independent” within the meaning of both the NASDAQ rules and our own corporate governance principles. Thirteen of the fifteen directors who served on the Board in 2013, therefore, were “independent” directors. When Mr. Anderson, Mr. Sgarzi, and Mr. Sullivan retire from the Board this year, ten of our twelve directors will be "independent directors." Except as described above in the section entitled "Related Party Transactions," none of our independent directors were a party to any transactions, relationships or arrangements that were considered by the Board in determining the directors’ independence.

None of our directors are members of the board of directors of any other publicly-traded company. Our formal position on the time which directors must be willing to devote to their duties is set forth in our governance principles.

EXECUTIVE OFFICER INFORMATION

Executive Officers

The following individuals were executive officers of the Company and/or Rockland Trust as of December 31, 2013. For purposes of this proxy statement their ages have been computed as of our annual meeting date.

Christopher Oddleifson.  Age 55. Mr. Oddleifson has served as President and Chief Executive Officer of Rockland Trust and the Company since 2003. From 1998 to 2002 Mr. Oddleifson was President of First Union Home Equity Bank, a national banking subsidiary of First Union Corporation in Charlotte, North Carolina. Until its acquisition by First Union, Mr. Oddleifson was the Executive Vice President, responsible for Consumer Banking, for Signet Bank in Richmond, Virginia. He has also worked as a management consultant for Booz, Allen and Hamilton in Atlanta, Georgia.

Robert Cozzone.  Age 43. Mr. Cozzone has served as Chief Financial Officer and Treasurer of the Company and Rockland Trust since September 2013, and served as the Treasurer of both the Company and Rockland Trust from April 2008 to September 2013, adding to his title of Senior Vice President and Treasurer of Rockland Trust since 2002. Mr. Cozzone joined Rockland Trust in October 1998 and served as Vice President and has previously held financial positions at BankBoston.

Raymond G. Fuerschbach.  Age 63.  Mr. Fuerschbach has served as Senior Vice President and Director of Human Resources of Rockland Trust since April 1994. Prior thereto, Mr. Fuerschbach had been Vice President and Human Resource Officer of Rockland Trust since November 1992. From January 1991 to October 1992, Mr. Fuerschbach served as Director of Human Resources for Cliftex Corp., New Bedford, Massachusetts, a tailored clothing manufacturer, and served in the same capacity for Chesebrough-Ponds, Inc., Health-Tex Division, Cumberland, Rhode Island from 1987 to 1991.

Edward F. Jankowski.  Age 63. Mr. Jankowski has served as the Director of Residential Lending and Compliance of Rockland Trust since September 2013 and as the Chief Technology and Operations Officer of Rockland Trust since November 2004 to September 2013. From October 2003 to November 2004, Mr. Jankowski was Chief Risk Officer of the Company and of Rockland Trust. From November 2000 to October 2003, Mr. Jankowski was Chief Internal Auditor of the Company and Rockland Trust. Prior thereto, Mr. Jankowski served as Senior Vice President of North Shore Bank, Peabody, Massachusetts from 1995 to 2000. From 1985 to 1994, Mr. Jankowski was Senior Vice President of Multibank Service Corp., a subsidiary of Multibank Financial Corp., Dedham, Massachusetts. During the latter part of 2013 Mr. Jankowski transitioned a portion of his prior responsibilities to Mr. Jensen in connection with Mr. Jankowksi's gradual transition to retirement and Mr. Jensen’s appointment as Chief Information Officer. Due to the transition of those responsibilities Mr. Jankowski will, as of the date of this proxy statement, no longer be classified as an executive officer.

Barry H. Jensen.  Age 49.  Mr. Jensen has served as Chief Information Officer of the Company and Rockland Trust since September 2013, overseeing Information Technology, Loan Operations and Business Solutions. Prior to September 2013 Mr. Jensen served as Chief Accounting Officer of Rockland Trust from April 2008 to September 2013, adding to his title of Senior Vice President and Controller of Rockland Trust, which he held since May 2000. Mr. Jensen joined Rockland Trust in March of 1998, serving as the Manager of Financial Planning and Analysis and has previously held financial positions at BankBoston and BayBanks.

Jane L. Lundquist.  Age 60.  Ms. Lundquist is currently the Executive Vice President, Director of Retail Banking, Business Banking, and Home Equity Lending of Rockland Trust. Ms. Lundquist has served as the Executive Vice President, Director of Retail Banking of Rockland Trust since July 2004. Prior to joining Rockland Trust Ms. Lundquist served as the President and Chief Operating Officer of Cambridgeport Bank in Cambridge, Massachusetts, and also as President of its holding company, Port Financial Corp.

Gerard F. Nadeau.  Age 55.  Mr. Nadeau has served as the Executive Vice President, Commercial Lending of Rockland Trust since July 1, 2007. Mr. Nadeau has worked at Rockland Trust in a variety of capacities since 1984, most recently serving as a Senior Vice President of Commercial Lending from 1992 until 2007.

Edward H. Seksay.  Age 56. Mr. Seksay has served as General Counsel of the Company and of Rockland Trust since July 2000. Mr. Seksay is also the Manager of Rockland Trust's New Markets Tax Credit Program. Mr. Seksay is a graduate of Suffolk University Law School, where he was Editor-In-Chief of the Law Review. Prior to joining the Company and Rockland Trust, Mr. Seksay was with the Boston, Massachusetts law firm Choate, Hall & Stewart from 1984 to 1991 and with the Boston, Massachusetts law firm Heller, Levin & Seksay, P.C. from 1991 to 2000.

Denis K. Sheahan.  Age 49.  Mr. Sheahan has served as Chief Operating Officer of Rockland Trust since September 2013 and served as Chief Financial Officer of the Company and Rockland Trust from May 2000 to September 2013. From July 1996 to May 2000, Mr. Sheahan was Senior Vice President and Controller of the Company and Rockland Trust. Prior thereto, Mr. Sheahan served as Vice President of Finance of BayBanks, Inc., Boston, Massachusetts.

The term of office of each executive officer of the Company extends until the first meeting of our Board following the annual meeting of our shareholders and/or until his/her earlier termination, retirement, resignation, death, removal, or disqualification. The term of office of each executive officer of Rockland Trust extends until his/her termination, retirement, resignation, death, removal, or disqualification. Other than the employment agreements with Mr. Oddleifson, Mr. Cozzone, Mr. Fuerschbach, Mr. Jankowski, Mr, Jensen, Ms. Lundquist, Mr. Nadeau, Mr. Seksay, and Mr. Sheahan, there are no arrangements or understandings between any executive officer and any other person pursuant to which such person was elected as an executive officer.

Relationship Between Compensation Policies And Risk

Rockland Trust sometimes uses variable cash incentive compensation programs and/or plans to reward and incent employee performance and retain top talent. A detailed financial analysis of any potential cash incentive compensation program or plan is performed prior to its adoption. Our cash incentive programs and plans typically establish maximum awards, evaluate whether risk management and compliance results are satisfactory in determining whether to make an award, and reserve the ability to lower any cash award otherwise payable to zero in the sole discretion of management (and in the sole discretion of the Board, in the event of programs or plans applicable to executive officers). Any cash incentive compensation program or plan of a material nature is reported to the compensation committee and the Board of Directors. The Company does not believe that the incentive compensation or other policies and practices of the Company and of Rockland Trust are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis that immediately follows this report with management and, based upon that review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference, also in our Annual Report on Form 10-K.

Submitted by:
Benjamin A. Gilmore, II, Chair
Donna L. Abelli
Kevin J. Jones
Eileen C. Miskell
Compensation Committee
Independent Bank Corp.

Compensation Discussion and Analysis

Executive Compensation Summary

Our executive compensation program is designed to attract, retain, and motivate executive officers to achieve our operating goals and strategic objectives. We seek to use a pay-for-performance approach that is intended to align the interests of our executive officers with those of our shareholders, with the ultimate goal of improving long-term shareholder value. The executive compensation program of Rockland Trust typically has four primary components: base salary, annual cash incentive compensation, long-term equity-based compensation, and benefits.

•
Base salaries are intended to be competitive relative to similar positions at peer institutions in order to provide Rockland Trust with the ability to attract and retain executives with a broad, proven track record of performance.

•
The use of variable annual cash incentive compensation or discretionary bonuses is designed to provide a competitive cash payment opportunity based both on individual behavior and the Company's overall financial performance. The opportunity for a more significant award increases when both the Company and the employee achieve higher levels of performance. The Company grants cash incentive compensation pursuant to a non-equity incentive plan or by granting discretionary cash bonuses.

•
Our long-term equity-based compensation incentive plan is generally made available to selected groups of individuals, including our executive officers, in the form of stock options, restricted stock, and/or performance based restricted stock. Equity awards are intended to link executive officer financial outcomes to performance that maximizes long term shareholder returns and are designed to encourage officer retention.

•
To remain competitive in the market for a high caliber management team and to ensure stability and continuity in leadership, Rockland Trust provides to its CEO and certain named executive officers certain benefits, such as retirement programs, medical plans, life and disability insurance, use of company owned automobiles, and employment agreements. The compensation committee periodically reviews these benefits made available to executive officers to ensure that they are competitive with market practice.

The compensation committee strives to balance short-term and long-term Company performance and shareholder returns in establishing performance criteria. Performance criteria reflect fiscal year budgets, strategic objectives, competitive peer performance, and economic, regulatory, industry and other relevant factors. The compensation committee evaluates executive compensation against performance criteria and competitive executive pay practices before determining changes in base salary, the amount of any incentive payments, discretionary bonuses, stock option awards, restricted stock awards, and other benefits.

Compensation Committee - Composition and Responsibility

The Board has determined that all members of the compensation committee are independent directors in accordance with NASDAQ rules. There are currently four directors who serve on the compensation committee: Director Gilmore as Chair, and Directors Abelli, Jones, and Miskell.

The compensation committee operates under a written charter approved by the Board. The current compensation committee charter may be viewed by accessing the Investor Relations link on the Rockland Trust website (http://www.rocklandtrust.com). The compensation committee has, as stated in its charter, two primary responsibilities: (i) assisting the Board in carrying out its responsibilities in determining the compensation of the CEO and executive officers of the Company and Rockland Trust; and (ii) establishing compensation policies that will attract and retain qualified personnel through an overall level of compensation that is comparable to, and competitive with, others in the industry and in particular, peer financial institutions.

The compensation committee, subject to the provisions of our Employee Stock Plan, also has authority in its discretion to determine the employees of the Company and Rockland Trust to whom stock options, restricted stock awards, and/or performance-based restricted stock awards shall be granted, the number of shares to be granted to each employee, and the time or times at which options, restricted stock awards and/or performance-based restricted stock awards should be granted. The CEO makes recommendations to the compensation committee about equity awards to the employees of the Company and Rockland Trust (other than the CEO). The compensation committee also has authority to interpret our Employee Stock Plan and to prescribe, amend, and rescind rules and regulations relating to it.

The CEO reviews the performance of the executive officers of the Company and Rockland Trust (other than the CEO) and, based on that review, the CEO makes recommendations to the compensation committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The compensation committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company and Rockland Trust. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company and Rockland Trust. The compensation committee and the Board use summaries of proposed overall short and long-term compensation, summaries of compensation decisions made in past years, and competitive survey data showing current and historic elements of compensation, and other relevant information when reviewing executive officer and CEO compensation.

The compensation committee has in the past year and in recent years been assisted and advised in its work by the following external executive compensation consultants:

•
The HayGroup has been engaged directly by the compensation committee. The compensation committee has historically directed the HayGroup to analyze salary ranges using the Hay proprietary method, to provide market-based information about annual merit increases, and to provide recommendations for equity compensation and other compensation matters. In 2012 the compensation committee retained the HayGroup to perform a total compensation review of the competitiveness of the compensation program for Rockland Trust's executive leadership team, a group which includes the CEO, the CFO, and all other executive officers. After comparing the Company's executive compensation to the HayGroup's database and the peer proxy group, the HayGroup reported that direct compensation is competitive in the aggregate and that executive compensation packages are within market norms.

•
Towers Watson has been engaged directly by the compensation committee. The compensation committee has historically directed Towers Watson to provide advice regarding annual cash incentive programs, total compensation, peer group comparisons, and plan design.

•
Sentinel Benefits has been engaged directly by the compensation committee to provide actuarial and retirement plan design advisory services. Sentinel Benefits has also been engaged directly by management to provide actuarial services to assist with benefit plan accruals and related matters.

•
In March of 2014, the compensation committee engaged Mercer Inc. to provide services to assist the compensation committee in evaluating the Rockland Trust supplemental executive retirement program. The compensation committee anticipates receiving information and services from Mercer in connection with this engagement during 2014.

No compensation consultant engaged by the compensation committee received more than $120,000 during 2013 for any additional services rendered to the Company or its affiliates. None of the work performed by any compensation consultant engaged by the compensation committee has raised any conflict of interest.

The compensation committee has also reviewed publicly available materials and information derived from the following sources to assist in its work:

•	Kenexa- Kenexa provides an online database gathered from proxy statements and annual reports in the financial services industry.

•	Towers Watson Data Services - Rockland Trust is a participant in the Towers Watson Financial Institutions Compensation report, and utilizes this survey data for comparison purposes.

From time to time, the compensation committee may delegate authority to fulfill various functions of administering the Company's plans to our employees. Currently, it delegates administration of retirement plans to the Retirement Committee, a group comprised of our Director of Human Resources Mr. Fuerschbach, our Chief Financial Officer Mr. Cozzone, and our General Counsel Mr. Seksay, who have the appropriate expertise, experience, and background to oversee the administration of our retirement plans. While retirement plan administration has been delegated, the Board and the compensation committee continue to determine the nature and amount of executive officer retirement benefits.

Compensation Philosophy

The compensation philosophy of the Company and Rockland Trust rests on two principles:

•	Total compensation should vary with our performance in achieving financial and non-financial objectives; and

•	Long-term incentive compensation should be closely aligned with the interests of shareholders.

The Company seeks to use a “pay for performance” approach that offers a competitive total rewards package to help create long-term value for our shareholders. In designing compensation programs, and making individual recommendations or decisions, the compensation committee focuses on:

•	Aligning the interests of executive officers and shareholders;

•	Attracting, retaining, and motivating high-performing employees in a cost-efficient manner; and

•	Creating a high-performance work culture.

The Company's compensation program reflects a mix of stable and at risk compensation, designed to fairly reward executive officers and align their interests with those of shareholders in an efficient manner. Each element of the Company's compensation program is intended to provide employees with a pay opportunity that is externally competitive and which recognizes individual contributions.

The Company has considered the result of the most recent shareholder “say-on-pay” advisory vote and the support of our compensation practices it reflects. Of the shares voting or abstaining on last year's say-on-pay proposal 71.63% voted in favor, 27.53% voted against, and 0.84% abstained. The Company therefore intends to continue to focus on “pay for performance” in its approach to executive officer compensation and to retain or adjust, as appropriate, the basic elements of the Company’s compensation program in order to support that approach as described in this “Compensation Discussion and Analysis.” In 2014, the Company adjusted its executive compensation program to include performance-based restricted stock as discussed below.

Use of Peer Groups and Survey Information

The Company periodically reviews executive officer total compensation against a peer group. The compensation committee periodically assesses the relevancy of the companies within the peer group and makes changes when appropriate. Banks selected as peers for compensation purposes are public and actively traded banks of comparable asset size with lending balances substantially consisting of commercial loans. Banks located primarily in the New York City market are excluded from the peer group, as New York metropolitan compensation practices are not directly comparable. The following companies are currently included in our peer group:

Beneficial Mutual Bancorp Inc.
Berkshire Hills Bancorp Inc.
Boston Private Financial Holdings Inc.
Brookline Bancorp Inc.
Century Bancorp Inc.
Community Bank System Inc.
Dime Community Bancshares Inc.
First Commonwealth Financial Corp /PA
Flushing Financial Corp.
Investors Bancorp Inc.
Kearny Financial Corp
National Penn Bancshares Inc.
NBT Bancorp Inc.
Northwest Bancshares Inc.
Provident Financial Services Inc.
Provident New York Bancorp
Radian Group Inc.
S&T Bancorp Inc.
Sun Bancorp Inc /NJ
Tompkins Financial Corp.
TrustCo Bank Corp NY
Washington Trust Bancorp Inc.

In addition to reviewing information from the peer group, the compensation committee evaluates executive compensation by reviewing national and regional surveys that cover a broader group of companies.

Compensation Program Elements

Base Salary

Rockland Trust has utilized the HayGroup proprietary job evaluation methodology in establishing competitive salary ranges and midpoints for the executives and officers of Rockland Trust. Hay conducts market analyses of cash compensation within the banking industry and uses its proprietary job evaluation process to recommend salary midpoints and ranges that reflect competitive factors and maintain internal equity. Hay makes annual recommendations to the compensation committee regarding market-based changes to salary ranges and merit increase programs. Adjustments to executive salary ranges were made based on Hay's recommendations for 2014.

In early 2014 performance evaluations for 2013 of Mr. Oddleifson and the other executive officers were completed. In early 2014 the Board approved base salary increases for all executive officers based upon the recommendations of the compensation committee which were derived from: in the case of the executive officers other than Mr. Oddleifson, the evaluation of their performance by Mr. Oddleifson and, in the case of Mr. Oddleifson, the evaluation of Mr. Oddleifson's performance by the Board.

Annual Cash Incentive Compensation

In February 2013 the Board approved an executive officer performance incentive plan for use in 2013 (the “Executive Incentive Plan”). The Executive Incentive Plan was revised by the Board in September 2013 to add Mr. Cozzone as a participant in the Plan and to increase Mr. Sheahan’s target percentage due to his newly expanded role. The Board administered the Executive Incentive Plan, based upon the recommendations of the compensation committee. All determinations regarding the achievement of any performance goals, the achievement of individual performance goals and objectives, and the amount of any individual awards were made by the Board. The Executive Incentive Plan expressly reserved the Board's right, in its sole and absolute discretion, to reduce, including a reduction to zero, any award otherwise payable.

The Executive Incentive Plan created a cash incentive program based upon the Company's financial performance, with awards determined as follows:

•	The award for the CEO was determined by the product of the CEO's Target Award multiplied by the combined Bank and Peer Performance Adjustment Factors;

•
Awards for the executive officers other than the CEO were determined by the product of the participant's Target Award multiplied by the combined Bank and Peer Performance Adjustment Factors and by the participant's Individual Performance Adjustment Factor.

The award payable to any participant, therefore, could have been less than or more than the Target Award, depending upon: the Company's performance against the criteria used to determine the Bank and Peer Performance Adjustment Factors; in the case of executive officers other than the CEO, the Individual Performance Adjustment Factor; and, any exercise of Board discretion in accordance with the Executive Incentive Plan.

The Executive Incentive Plan, as amended in September 2013, defines “Target Award” as a specified percentage of the executive officer's base salary as in effect on November 1, 2013 as follows:

Executive Officer	Target Percentage
Christopher Oddleifson	Fifty-Five Percent (55%)
Robert Cozzone	Thirty-Five Percent (35%)
Denis K. Sheahan	Forty Percent (40%)
Jane L. Lundquist	Thirty-Five Percent (35%)
Gerard F. Nadeau	Thirty-Five Percent (35%)
Edward F. Jankowski	Thirty Percent (30%)

The Executive Incentive Plan requires a Target Award to be multiplied by the combined Bank and Peer Performance Adjustment Factors, a result derived from adding together the Bank Performance Adjustment Factor and the Peer Performance Adjustment Factor as described below.

The Executive Incentive Plan determines the Bank Performance Adjustment Factor for the CEO and other executive officers based upon the Company’s Operating Earnings per Share results within specified ranges set forth on schedules to the Executive Incentive Plan which specify threshold, target, and maximum performance Bank Performance Adjustment Factor levels, as set forth in the chart below, for the CEO and other executive officers. The Executive Incentive Plan defines Operating Earnings per Share as net income on the Company's audited consolidated statement of income adjusted upwards or downwards as determined by the compensation committee for the after-tax effect of material non-recurring items. The range of the Bank Performance Adjustment Factor set forth in the Executive Incentive Plan is as follows:

	Threshold	Target	Maximum
CEO Range for Bank Performance Adjustment Factor	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Twenty Five Percent (125%)
Range of Bank Performance Adjustment Factor for other Executive Officers	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Twelve and a Half Percent (112.5%)

The Executive Incentive Plan determines the Peer Performance Adjustment Factor by the Company's performance compared to peer results as measured by the Bank Holding Company Performance Report prepared by the Federal Reserve Board or by any other information which the compensation committee determines to be appropriate. The Company’s performance with respect to Return on Assets, Return on Equity, Charge-Offs, and Non-Performing Assets is compared with the aggregate performance of the peer group banks identified in its proxy statement for those measures. The Executive Incentive Plan calculates the Peer Performance Adjustment Factor by averaging the Company's performance compared to peer within the following ranges:

Company’s Percentile Performance To Peer	Adjustment for Return On Assets Peer Comparison	Adjustment for Return on Equity Peer Comparison	Adjustment for Charge-Off Peer Comparison	Adjustment for Non-Performing Asset Peer Comparison
76-100	12.5%	12.5%	-50%	-50%
56-75	6.25%	6.25%	-6.25%	-6.25%
46-55	0%	0%	0%	0%
26-45	-6.25%	-6.25%	6.25%	6.25%
0-25	-50%	-50%	12.5%	12.5%

The Board's determinations under the Executive Incentive Plan need not be uniform and may be made selectively among persons who receive, or who are eligible to receive, a cash award. The Executive Incentive Plan reserves the right of the Board, in its sole and absolute discretion, to: make adjustments to the Bank Performance Adjustment Factor within the defined parameters set forth in the Executive Incentive Plan schedules based upon one-time, non-recurring, or extraordinary events or any other reason that the Board deems appropriate; adjust any awards by considering factors such as regulatory compliance and credit quality; increase the award for the CEO up to a maximum of 1.20 times the amount that would have been called for by the product of the CEO's Target Award multiplied by the Bank Performance Adjustment Factor; and, to reduce, including a reduction to zero, any cash award otherwise payable.

On February 13, 2014 the Board approved incentive cash payments to the CEO and the other executive officers pursuant to the Executive Incentive Plan. The amounts awarded to the named executive officers pursuant to the Executive Incentive Plan are set forth below in column (g) of the Summary Compensation Table. The award to the CEO was based upon his Target Award, a 106% Bank Performance Adjustment Factor, and a 109% Peer Performance Adjustment Factor. Awards to the other executive officers were based upon their Target Award, a 103% Bank Performance Adjustment Factor, a 109% Peer Performance Adjustment Factor, and their Individual Performance Adjustment Factors within the range from zero (0.0) to one and four-tenths (1.40) established by the Executive Incentive Plan based upon an evaluation of the executive officer's individual performance.

Incentive Compensation Recovery Policy
The Company has adopted an Incentive Compensation Recovery Policy which provides that, if the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company will have the right, to the extent permitted by law, to recover any cash incentive compensation or performance-based equity awards paid during the three-year period preceding the date on which the Company is required to prepare the accounting restatement to any executive officer whose intentional misconduct caused the accounting restatement. The policy directs the compensation committee to review incentive compensation paid to executive officers in the prior three years on the basis of having met or exceeded performance targets which are reduced by the accounting restatement and then to make a recommendation to the Board for approval with respect to the recovery of incentive compensation. The policy provides that the amount of incentive compensation recovery shall be no more than the difference between the amount paid and the amount that would have been paid based upon the accounting restatement. The policy states that the compensation committee and the Board will exercise their business judgment and discretion in the fair application of the Incentive Compensation Recovery Policy and consider all relevant factors in determining whether the Company will seek to recover incentive compensation from executive officers and the amount, timing, and form of any incentive compensation recovery.
    The Incentive Compensation Recovery Policy does not apply to an accounting restatement arising from a change in accounting principles.

Long-Term Equity Compensation

Equity compensation and stock ownership serve to link the net worth of executive officers to the performance of our common stock and therefore provide an incentive to accomplish the strategic, long-term objectives periodically established by the Company to maximize long-term shareholder returns. Long-term equity compensation grants are also designed to be a retention tool to the individuals to whom they are awarded and are made based on competitive factors, such as equity compensation awarded by peers and amounts that are determined to be appropriate in order to retain key personnel.

Time Vested Restricted Stock Awards in 2013

Acting on the recommendation of the compensation committee, in 2013 the Board used restricted stock awards for long-term incentive compensation. In February 2013 the Company granted restricted stock awards under the employee stock plan that time vested in equal increments over five years in the amounts set forth below in the table entitled “Grants of Plan-Based Awards.”

Time Vested and Performance-Based Restricted Stock Awards In 2014

Acting on the recommendation of the compensation committee, in 2014 the Company granted executive officers under the Employee Stock Plan both time-based restricted stock awards that vest in equal increments over five years and performance-based restricted award with a three year performance period. Time vested restricted stock comprised about sixty percent (60%) and performance-based restricted stock about forty percent (40%) of the equity awards made to executive officers in March 2014. The March 2014 performance-based restricted stock awards are subject to vesting based on achievement of specified levels of return on average tangible common equity, measured over the three-year performance period as compared against our peer group as set forth in this proxy statement subject to adjustment. No performance-based restricted shares will vest if the Company’s tangible book value measured as of the end of the performance period does not exceed tangible book value measured at the outset of the performance period.

Stock Ownership Guidelines

The Company has long established stock ownership guidelines for its executive officers which are satisfied by their current holdings. Information about the stock ownership of named executive officers as of January 31, 2014 is provided in the table below entitled “Stock Ownership and Other Matters.”

Retirement Benefits

Nonqualified Retirement Plans for Executive Officers

The objective of the Company's nonqualified retirement program is to provide from all Rockland Trust-funded sources, inclusive of social security, approximately 60% of the average of the highest five year annual covered compensation for a full 25-year career, with proportionate reduction for less than a 25-year career. In 1998, the Company amended the objective of its non-qualified retirement program to include cash incentive compensation in the calculation of retirement income objectives. This was done in response to peer practices in this area of long-term compensation and was consistent with the results of a survey of executive retirement practices published by the HayGroup. To help accomplish the objectives of the non-qualified retirement program, the Company maintains a non-qualified defined benefit supplemental executive retirement plan (the “Rockland SERP”). Assets to fund the actuarial accrued liability of the Rockland SERP are held in a Rabbi Trust.

Qualified Retirement Plans for Executive Officers

In 2006 the Company undertook an in depth analysis of Rockland Trust's Defined Benefit Plan which, at that point, provided a normal retirement benefit equal to (a) 2% of final average compensation less (b) 0.65% of covered compensation as defined for Social Security purposes times (c) years of service to 25. For participants who had completed 20 or more years of service, an additional benefit of 0.5% times final average compensation times service in excess of 25 years, but not exceeding ten additional years, was provided. As a result of the changing demographics of the workplace and the need for predictability of future retirement expenses, on July 1, 2006 benefit accruals under the Defined Benefit Plan were discontinued for all employees. The benefit accruals for all qualified Rockland Trust employees, including the named executive officers, were therefore frozen at that point in time.

After considering alternative plan designs, long term costs, and competitive offerings, a non-discretionary defined contribution benefit was added as of July 1, 2006 to Rockland Trust's existing 401(k) Savings and Stock Ownership Plan. For each plan participant, the Company contributes five percent (5%) of qualified compensation up to the Social Security taxable wage base and ten percent (10%) of amounts in excess of covered compensation up to the maximum Internal Revenue Service ("IRS") limit for qualified plan compensation. These contributions were designed to be consistent with IRS and Employee Retirement Income Security Act safe harbor provisions for non discrimination to non highly compensated employees. Sentinel Benefits, a compensation and benefit consultant firm, provided actuarial and advisory services to assist the Company in the retirement plan decision made in 2006. The defined contribution benefit applies to all qualified Rockland Trust employees, including the named executive officers.

The actuarially determined present values of the named executives' retirement benefits as of the end of last year are reported in the section entitled “Pension Benefits.”

Employment Agreements

The Company and/or Rockland Trust have entered into employment agreements with the CEO and the other named executive officers, the details of which are summarized below, to ensure the continuity of executive leadership, to clarify the roles and responsibilities of executives, and to make explicit the terms and conditions of executive employment. Provisions concerning a change of control of the Company, and terms of compensation in that event are included in these employment agreements consistent with what the compensation committee believes to be best industry practices. The change of control language in employment agreements is designed to ensure that executives devote their full energy and attention to the best long term interests of the shareholders in the event that business conditions or external factors make consideration of a change of control appropriate. Each employment agreement contains a one year post-employment nonsolicitation obligation, with the CEO additionally being subject to a one year post-employment noncompetition obligation. Any executive who breaches these covenants forfeits any future payments or benefits.

CEO Employment Agreement

In January 2003, the Company and Rockland Trust entered into an employment agreement with Mr. Oddleifson for him to serve as President of the Company and Rockland Trust and to serve as CEO of the Company and Rockland Trust beginning February 24, 2003. In April 2005, that employment agreement was amended. In November 2008, Mr. Oddleifson's employment agreement was amended and restated to comply with Section 409A of the Internal Revenue Code. In accordance with market practices for bank CEO employment agreements when Mr. Oddleifson’s employment agreement was originally signed, it provides that he will be entitled to a tax gross up for any amounts in excess of IRS 280G limitations.

The agreement provides that in the event of an involuntary termination of Mr. Oddleifson by the Company or Rockland Trust for reasons other than cause, as defined in the agreement, death or disability, as defined in the agreement, or a resignation by Mr. Oddleifson for “good reason,” as defined in the agreement, Mr. Oddleifson would:

•	receive, in a lump sum, his base salary for an amount equal to three years times Mr. Oddleifson's then current Base Salary;

•	be entitled to continue to participate in and receive benefits under the Company's group health and life insurance programs for 18 months;

•	would receive immediate vesting of all stock options which would generally remain exercisable for the three months following termination;

•	have continued use of his Company-owned automobile for 18 months;

•	receive an additional 18 months of benefit credit in the Rockland Trust SERP; and

•	be entitled to a tax gross up for any amounts in excess of IRS 280G limitations.

The time vested restricted stock award agreements which the Company has entered into with Mr. Oddleifson provide for the immediate vesting of any unvested restricted stock in the event of an involuntary termination for reasons other than “cause” or resignation by Mr. Oddleifson for “good reason.”

Resignation for “good reason” under the employment agreement and restricted stock award agreements, means, among other things, the resignation of Mr. Oddleifson within four months after (i) the Company or Rockland Trust, without the express written consent of Mr. Oddleifson, materially breaches the agreement to his substantial detriment; (ii) the Board of the Company or of Rockland Trust, without cause, substantially changes Mr. Oddleifson's core duties or removes his responsibility for those core duties, so as to effectively cause him to no longer be performing the duties of President and CEO of the Company and Rockland Trust; or (iii) the Board of the Company or of Rockland Trust without cause, places another executive above Mr. Oddleifson in the Company or Rockland Trust. Mr. Oddleifson is required to give the Company or Rockland Trust 30 business days notice and an opportunity to cure in the case of a resignation effective pursuant to clauses (i) through (iii) above.

In the event of a termination of Mr. Oddleifson by the Company or Rockland Trust “for cause,” as defined in the agreement, Mr. Oddleifson would forfeit benefits under the Rockland SERP and would lose the right to exercise his stock options. The Company would also be entitled to repurchase for nominal consideration the unvested portion of any time vesting restricted stock award to Mr. Oddleifson if he is terminated “for cause.”

In the event of a change of control, as defined in the agreement, following which Mr. Oddleifson (i) is terminated for reasons other than cause, death or disability, or (ii) resigns from employment for any reason, Mr. Oddleifson is entitled to a lump sum of three years base salary plus three times his incentive compensation paid in the preceding 12 months or the plan's target, whichever is greater, plus continued participation in the insurance benefits for a three year period. The Company is obligated to credit and fund three years additional service in the Rockland SERP and Mr. Oddleifson is entitled to a tax gross up for any amounts in excess of IRS 280G limitations. His stock award agreements provide that Mr. Oddleifson's unvested restricted stock and options will vest in the event of change of control, with options remaining exercisable for three months following termination.

Executive Officer Employment Agreements

The Company and Rockland Trust (in the case of those individuals who are also officers of the Company) has entered into employment agreements with its other executive officers that are, in substance, virtually identical. In November 2008 these executive officer employment agreements were amended and restated to comply with Section 409A of the Internal Revenue Code. In September 2013, in connection with a corporate reorganization which involved a reassignment of responsibilities and the promotion of several individuals to new roles, revised employment agreements with Mr. Jankowski and Mr. Sheahan and new employment agreements with Mr. Cozzone were signed. The employment agreement for Mr. Cozzone provides that: he will both participate in any modification of the Rockland Trust Supplemental Executive Retirement Plan or in any other non-qualified plan which the Board may adopt at benefits level comparable to similarly situated executives, and will be entitled to the benefits described below in the event of a change in control. These agreements, as revised, are terminable at will by either party.

The employment agreements further provide that if an executive officer is terminated involuntarily for any reason other than cause, as defined in the agreements, death or disability, as defined in the agreements, or if an executive officer resigns for “good reason,” as defined in the agreements, he or she would be entitled to:

•	receive his/her then current base salary for 12 months;

•
participate in and receive benefits under Rockland Trust's group health and life insurance programs for 12 months or, to receive a payment equal to the cost to Rockland Trust for the executive officer's participation in such plans and benefits for such period with a gross up for taxes; and,

•	have all stock options previously granted immediately become fully exercisable and remain exercisable generally for a period of three months following his/her termination.

The time vested restricted stock award agreements which the Company has entered into with these executive officers provide for the immediate vesting of any unvested restricted stock in the event of an involuntary termination for reasons other than “cause” or their resignation for “good reason.”

Resignation for “good reason” under the employment agreements and restricted stock award agreements, means, among other things, the resignation of an executive officer within four months after (i) Rockland Trust, without the express written consent of the executive officer, materially breaches the agreement to his/her substantial detriment; or (ii) the Rockland Trust Board of Directors, or its President and CEO, without cause, substantially changes the executive officer's core duties or removes his/her responsibility for those core duties, so as to effectively cause him/her to no longer be performing the duties for which he/she was hired. Each executive officer is required to give Rockland Trust 30 business days notice and an opportunity to cure in the case of a resignation for good reason.

If an executive officer is terminated following a change of control, as defined in the agreements, for any reason other than cause, death or disability, or if such executive officer resigns from employment for any reason during the 30 day period immediately following the first anniversary of the effective date of a change of control, he/she shall receive a lump sum payment equal to 36 months salary, plus a lump sum payment equal to three times the greater of (x) the amount of any incentive payment paid out within the previous 12 months under the Executive Incentive Plan or (y) the amount of any incentive payment paid out during the 12 months prior to such change of control under the Executive Incentive Plan. The Company is obligated to credit and fund three (3) years additional service in the Rockland SERP and the executive officer may continue to participate in and receive benefits under Rockland Trust's group health and life insurance programs for 36 months or, to the extent such plans or benefits are discontinued and no comparable plans or benefits are established, to receive a payment equal to the cost to Rockland Trust for the executive officer's participation in such plans and benefits for such period with a gross up for taxes. These amounts are subject to the limits of Section 280G of the Internal Revenue Code and will be rolled back to an amount less than the limit. The executive officer stock award agreements also provide that the executive's unvested restricted stock and options will vest in the event of change of control, with options remaining exercisable for three months following terminations.

Table of Benefits Payable Under Employment Agreements

The following table quantifies the benefits that would have been payable to our named executive officers under their employment agreements and stock award agreements using the five year period ending December 31, 2012 for purposes of computing any Section 280G limitation (if applicable), as if the event described to trigger their benefits had occurred as of December 31, 2013:

		Termination			Net Termination
		Without Cause	Termination	Termination	Benefit Due to
	Termination	or Resignation for	Due to	Due to	a Change of
Name	for Cause	Good Reason	Disability	Death	Control (1)

Christopher Oddleifson	$—	$4,024,396	$2,167,645	$1,851,266	$8,125,041
Robert Cozzone	$—	$515,051	$255,483	$255,483	$1,085,074
Denis Sheahan	$—	$1,055,679	$661,110	$661,110	$2,419,951
Jane Lundquist	$—	$943,679	$661,110	$661,110	$2,188,803
Gerry Nadeau	$—	$1,005,679	$661,110	$661,110	$2,353,505
Edward Jankowski	$—	$667,400	$382,831	$382,831	$1,725,730

(1) Reflects aggregate net termination benefit, computed to include:
a. cash compensation (three times the sum of i) annual base salary as of December 31, 2013 and ii) the target incentive earned in 2013 and paid in 2014);
b. excess of the fair market value of the Company's stock price over the exercise price of any unvested stock options as of December 31, 2013, assuming cancellation and cash out of all outstanding vested and unvested stock options;

c. fair market value of previously unvested restricted stock awards vesting upon change in control;
d. additional benefit credit in the Rockland Trust SERP;
e. personal use of auto;
f. medical benefits; and,
g. gross up or rollback, in accordance with employment agreements and Internal Revenue Code Section 280G.

Tabular Disclosures Regarding Executive Officers

The following tables provide compensation information for the CEO, the two persons who served as our CFO during 2013, and the Company's three other most highly compensated current executive officers (collectively, the “named executive officers”):

SUMMARY COMPENSATION TABLE

							Change in Pension Value and
						Non -Equity	Nonqualified
Name						Incentive	Deferred	All
and				Stock	Option	Plan	Compensation	Other
Principal			Bonus	Awards	Awards	Compensation	Earnings	Compensation
Position	Year	Salary	(1)	(2) (3)	(2) (3)	(1)	(4)	(5)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Christopher Oddleifson, CEO	2013	$613,269	n/a	$582,843	$—	$442,000	$—	$56,178	$1,694,290
	2012	$589,616	n/a	$514,485	$9,684	$412,335	$408,545	$73,998	$2,008,663
	2011	$570,962	n/a	$329,100	$153,422	$400,000	$537,451	$58,617	$2,049,552
Robert Cozzone, CFO (6)	2013	$220,762	n/a	$78,763	$—	$102,000	$—	$23,617	$425,142
	2012	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2011	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Denis Sheahan, COO (6)	2013	$347,692	n/a	$201,632	$—	$229,000	$—	$35,313	$813,637
	2012	$322,577	n/a	$177,984	$5,447	$167,500	$182,248	$42,446	$898,202
	2011	$313,846	n/a	$123,413	$41,552	$165,000	$298,302	$36,862	$978,975
Jane Lundquist, EVP	2013	$270,846	n/a	$201,632	$—	$142,000	$14,082	$47,408	$675,968
	2012	$262,981	n/a	$177,984	$3,026	$136,500	$90,380	$42,141	$713,012
	2011	$255,895	n/a	$123,413	$41,552	$135,000	$113,730	$48,548	$718,138
Gerard Nadeau, EVP	2013	$332,308	n/a	$201,632	$—	$174,000	$—	$35,313	$743,253
	2012	$322,308	n/a	$177,984	$2,270	$167,500	$201,211	$42,446	$913,719
	2011	$309,516	n/a	$123,413	$41,552	$165,000	$363,616	$36,862	$1,039,959
Edward Jankowski, Director of Residential Lending and Compliance	2013	$272,846	n/a	$119,719	$—	$118,000	$—	$42,632	$553,197
	2012	$260,981	n/a	$105,678	$2,270	$118,000	$171,781	$44,024	$702,734
	2011	$233,385	n/a	$68,563	$22,374	$105,000	$112,187	$39,396	$580,905

(1) The amounts listed in column (g) represent the cash payments which the Board approved for performance in these years pursuant to the Executive Cash Incentive Plan.
(2) The assumptions used in the valuation for the awards reported in the Stock Awards column (column (e)) and the Option Awards column (column (f)) can be found in the Stock-Based Compensation section of the Notes to Consolidated Financial Statements filed as part of the Company’s 2013 Annual Report on Form 10-K.

(3) The amounts listed in columns (e) and (f) represent the aggregate fair value of the options/awards on the date of grant calculated in accordance with FASB Topic 718.
(4) The amounts in column (h) represent the aggregate change in the actuarial present value of the individual's accumulated benefits under Rockland Trust's frozen defined benefit plan and under the Rockland SERP. The change in actuarial present value of accumulated benefits under these plans for the following named executive officers reflected a negative amount as follows: Mr. Oddliefson, $(31,784); Mr. Cozzone, $(17,000); Mr. Sheahan, $(138,359); Mr. Nadeau, $(164,020); Mr. Jankowski $(32,442).

(5) The amounts in column (i) include the income attributable to dividends on Restricted Stock Awards, 401(k) matching contributions, and defined contribution plan employer contributions. Non-perquisite benefits in excess of $10,000 are identified below:

	Dividends on Restricted Stock Awards	Defined contribution plan employer contributions
Christopher Oddleifson	$32,538	$19,815
Robert Cozzone	n/a	$16,391
Denis Sheahan	$11,673	$19,815
Jane Lundquist	$11,673	$19,815
Gerard Nadeau	$11,673	$19,815
Edward Jankowski	n/a	$19,815

The only individuals with 2013 perquisite/personal benefits aggregated in column (i) which exceeds $10,000 are Ms. Lundquist and Mr. Jankowski. The perquisite benefit includes the value of a Company-owned cars in the amounts of $12,095 for Ms. Lundquist and $12,781 for Mr. Jankowski. Excluded from this column is the value of Company-owned car for other executives, the amount of which does not exceed $10,000.

(6) During 2013, Mr. Sheahan served as our CFO from January 1, 2013 through September 4, 2013 and as our COO from September 5, 2013 through December 31, 2013, and Mr. Cozzone served as our SVP, Treasurer from January 1, 2013 through September 4, 2013 and as our CFO from September 5, 2013 through December 31, 2013.

GRANTS OF PLAN-BASED AWARDS

"Grant Date" refers to the date of stock awards granted during 2013. The grant date fair value of stock awards was calculated, in accordance with the 2005 Employee Stock Plan, as the average of the high and low trading prices on the date of grant for each restricted share granted. The following table provides information relating to the grants of plan-based awards during 2013:

								All Other	All Other		Grant
								Stock	Option		Date
								Awards:	Awards:	Exercise	Fair
								Number	Number	or Base	Value of
		Estimated Future			Estimated Future			of Shares	of Securities	Price of	Equity-
		Payouts Under Non-Equity			Payouts Under			of Stock	Underlying	Option	Based
		Incentive Plan Awards (1)			Equity Incentives Plan Awards			or Units	Options	Awards	Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	(#)	($/SH)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Christopher Oddleifson	2/14/2013	$170,500	$341,000	$562,650	n/a	n/a	n/a	18,500	n/a	n/a	$582,935
Robert Cozzone	2/14/2013	$43,750	$87,500	$153,125	n/a	n/a	n/a	2,500	n/a	n/a	$78,775
Denis Sheahan	2/14/2013	$77,000	$154,000	$269,500	n/a	n/a	n/a	6,400	n/a	n/a	$201,664
Jane Lundquist	2/14/2013	$47,775	$95,550	$167,212	n/a	n/a	n/a	6,400	n/a	n/a	$201,664
Gerard Nadeau	2/14/2013	$58,625	$117,250	$205,188	n/a	n/a	n/a	6,400	n/a	n/a	$201,664
Edward Jankowski	2/14/2013	$41,250	$92,500	$144,375	n/a	n/a	n/a	3,800	n/a	n/a	$119,738

(1) The amounts reported in the Target column represent each named executive officer’s Target Award under the Executive Incentive Plan.  The amounts reported in the Threshold column were calculated for each named executive officer assuming that threshold performance was attained for both the Bank Performance and Peer Performance Adjustment Factors and, other than for our CEO, assuming the Individual Performance Factor was attained at 100%.  The amounts reported in the Maximum column were calculated for each named executive officer assuming that maximum performance was attained for both the Bank Performance and Peer Performance Adjustment Factors and the Individual Performance Factor was attained at the maximum of 140% (or in the case of our CEO, the maximum of 1.20 times the amount equal to the product of his Target Award multiplied by the Bank Performance Adjustment Factor).  See column (g) in the Summary Compensation Table for the actual incentive award paid to each named executive officer.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table set forth below contains individual equity awards that were outstanding as of December 31, 2013 for the named executive officers:

	Option Awards						Stock Awards
										Equity	Equity
				Equity						Incentive	Incentive
				Incentive						Plan Awards:	Plan Awards:
				Plan Awards:					Market	Number of	Market or
	Number of	Number of		Number of			Number of		Value of	Unearned	Payout Value
	Securities	Securities		Securities			Shares		Shares	Shares,	of Unearned
	Underlying	Underlying		Underlying	Option		or Units		or Units	Units or	Shares, Units
	Unexercised	Unexercised		Unexercised	Exercise	Option	of Stock		of Stock	Other Rights	or Other Rights
	Options	Options		Unearned	Price	Expiration	That Have		That Have	That Have	That Have
Name	Exercisable	Unexercisable		Options	($/SH)	Date	Not Vested		Not Vested	Not Vested	Not Vested
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)

Christopher Oddleifson	31,000	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	25,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	30,000	—		—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	16,000	8,000	(1)	—	$27.43	2/17/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	6,600	(3)	$258,192	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	7,200	(4)	$281,664	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	14,800	(5)	$578,976	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	18,500	(6)	$723,720	n/a	n/a
Robert Cozzone	5,000	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	4,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	4,500	—		—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	1,667	833	(2)	—	$27.58	2/10/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	800	(7)	$31,296	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	1,200	(8)	$46,944	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,000	(5)	$78,240	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,500	(6)	$97,800	n/a	n/a

	Option Awards						Stock Awards
										Equity	Equity
				Equity						Incentive	Incentive
				Incentive						Plan Awards:	Plan Awards:
				Plan Awards:					Market	Number of	Market or
	Number of	Number of		Number of			Number of		Value of	Unearned	Payout Value
	Securities	Securities		Securities			Shares		Shares	Shares,	of Unearned
	Underlying	Underlying		Underlying	Option		or Units		or Units	Units or	Shares, Units
	Unexercised	Unexercised		Unexercised	Exercise	Option	of Stock		of Stock	Other Rights	or Other Rights
	Options	Options		Unearned	Price	Expiration	That Have		That Have	That Have	That Have
Name	Exercisable	Unexercisable		Options	($/SH)	Date	Not Vested		Not Vested	Not Vested	Not Vested
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Denis Sheahan	12,000	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	10,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	17,000	—		—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	4,334	2,166	(1)	—	$27.43	2/17/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,600	(3)	$101,712	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,700	(4)	$105,624	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	5,120	(5)	$200,294	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	6,400	(6)	$250,368	n/a	n/a
Jane Lundquist	3,104	—		—	$28.06	7/19/2014	n/a		n/a	n/a	n/a
	10,000	—		—	$32.77	10/20/2014	n/a		n/a	n/a	n/a
	12,000	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	8,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	15,000	—		—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	—	2,166	(1)	—	$27.43	2/17/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,600	(3)	$101,712	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,700	(4)	$105,624	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	5,120	(5)	$200,294	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	6,400	(6)	$250,368	n/a	n/a
Gerard Nadeau	6,500	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	5,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	10,000	—		—	$29.38	7/19/2017	n/a		n/a	n/a	n/a
	15,000	—		—	$28.27	2/14/2018	n/a		n/a	n/a	n/a
	4,334	2,166	(1)	—	$27.43	2/17/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,600	(3)	$101,712	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	2,700	(4)	$105,624	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	5,120	(5)	$200,294	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	6,400	(6)	$250,368	n/a	n/a

	Option Awards						Stock Awards
										Equity	Equity
				Equity						Incentive	Incentive
				Incentive						Plan Awards:	Plan Awards:
				Plan Awards:					Market	Number of	Market or
	Number of	Number of		Number of			Number of		Value of	Unearned	Payout Value
	Securities	Securities		Securities			Shares		Shares	Shares,	of Unearned
	Underlying	Underlying		Underlying	Option		or Units		or Units	Units or	Shares, Units
	Unexercised	Unexercised		Unexercised	Exercise	Option	of Stock		of Stock	Other Rights	or Other Rights
	Options	Options		Unearned	Price	Expiration	That Have		That Have	That Have	That Have
Name	Exercisable	Unexercisable		Options	($/SH)	Date	Not Vested		Not Vested	Not Vested	Not Vested
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
Edward F. Jankowski	7,500	—		—	$34.18	12/9/2014	n/a		n/a	n/a	n/a
	5,000	—		—	$33.00	2/15/2017	n/a		n/a	n/a	n/a
	2,334	1,166	(1)	—	$27.43	2/17/2021	n/a		n/a	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	1,400	(3)	$54,768	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	1,500	(4)	$58,680	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	3,040	(5)	$118,925	n/a	n/a
	n/a	n/a		n/a	n/a	n/a	3,800	(6)	$148,656	n/a	n/a

(1) This option grant vests evenly over a three-year period beginning on February 17, 2011. These remaining unvested options vested on February 17, 2014.
(2) This option grant vests evenly over a three-year period beginning on February 10, 2011. These remaining unvested options vested on February 10, 2014.
(3) This stock award vests evenly over the five-year period beginning May 21, 2009. These remaining unvested shares will vest on May 21, 2014.
(4) This stock award vests evenly over a five-year period beginning on February 17, 2011. These remaining unvested shares will vest evenly on each of February 17, 2014, 2015, and 2016.
(5) This stock award vests evenly over the five-year period beginning February 16, 2012. These remaining shares will vest evenly on each of February 16, 2014, 2015, 2016, and 2017.
(6) This stock award vests evenly over the five-year period beginning February 14, 2013. These remaining unvested shares will vest evenly on each of February 14, 2014, 2015, 2016, 2017, and 2018.
(7) This stock award vests evenly over the five-year period beginning February 27, 2009. These remaining shares vested on February 27, 2014.
(8) This stock award vests evenly over the five-year period beginning February 10, 2011. These remaining unvested shares will vest evenly on each of February 10, 2014, 2015 and 2016.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information with respect to the aggregate amount of options exercised and stock awards vesting during the last fiscal year and the value realized thereon:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise	Upon Exercise	Vesting	on Vesting
(a)	(b)	(c)	(b)	(e)

Christopher Oddleifson	26,650	$208,981	19,366	$616,932
Robert Cozzone	4,850	$16,517	2,700	$84,388
Denis Sheahan	8,300	$34,943	7,280	$232,130
Jane Lundquist	7,896	$72,948	7,280	$232,130
Gerard Nadeau	3,850	$24,332	7,280	$232,130
Edward Jankowski	14,150	$90,398	3,993	$127,287

Pension Benefits

The Rockland Trust SERP Participation Agreements provide for an annual benefit payable at age 65 to the executive upon termination of employment at age 62 or later. Should the executive terminate employment prior to age 62, the benefit is prorated based on the executive's benefit service as of employment termination relative to the executive's projected benefit service at age 65. The accumulated benefit shown in the table has been calculated assuming the executive terminated employment as of December 31, 2013. The present value of accumulated benefit has been calculated assuming the executive will start receiving his or her pension at age 65. The assumptions used for the Rockland SERP are those required under U.S. GAAP, including a discount rate of 4.95% which is based on the investment yield of high quality corporate bonds available in the market place as determined by the Citigroup Pension Liability Index as well as post-retirement mortality according to the RP2000 Annuity Mortality Table with projected mortality improvements from 2000 to 2020 using Projection Scale AA.  The discount rate used for computing the Defined Benefit Plan present value of accumulated benefit is 6.28%, which is based on the 24 month segment rate as published by the IRS adjusted for the 25 year average segment rate in accordance with the 2012 Moving Ahead for Progress in the 21st Century Act.

The following table provides details of the present value of the accumulated benefit and years of credited service for the named executive officers under the Company's qualified and non-qualified retirement programs as of December 31, 2013:

			Present Value of
	Plan	Number of Years	Accumulated	Payments During
Name	Name	Credited Service	Benefit	Last Fiscal Year
(a)	(b)	(c)	(d)	(e)

Christopher Oddleifson	Defined Benefit Plan	2.417	$68,000	$—
	Rockland SERP	9.917	$1,924,547	$—
Robert Cozzone	Defined Benefit Plan	6.667	$53,000	$—
	Rockland SERP	n/a	n/a	$—
Denis Sheahan	Defined Benefit Plan	8.917	$169,000	$—
	Rockland SERP	17.417	$775,021	$—
Gerard Nadeau	Defined Benefit Plan	22.500	$461,000	$—
	Rockland SERP	29.500	$958,999	$—
Jane Lundquist	Defined Benefit Plan	0.917	$34,000	$—
	Rockland SERP	8.750	$436,065	$—
Edward Jankowski	Defined Benefit Plan	4.583	$133,000	$—
	Rockland SERP	12.083	$490,340	$—

Deferred Compensation

Rockland Trust does not sponsor nonqualified deferred compensation programs for its executives. A table regarding nonqualified deferred compensation is therefore omitted.

STOCK OWNERSHIP AND OTHER MATTERS

Common Stock Beneficially Owned by any Entity with 5% or More of Common Stock and Owned by Directors and Executive Officers

The following table sets forth the beneficial ownership of the Common Stock as of January 31, 2014, with respect to (i) any person or entity who is known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, (iii) each of the named executive officers, and (iv) all directors and all executive officers of the Company as a group:

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership		of Class (1)

BlackRock, Inc.	2,123,113	(2)	9.24%
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc	1,414,174	(2)	6.15%
100 Vanguard Blvd.
Malvern, PA 19355
Ameriprise Financial, Inc.	1,175,531	(2)	5.15%
145 Ameriprise Financial Center
Minneapolis, MN 55474
Donna L. Abelli	13,344		**
Richard S. Anderson	48,110		**
William P. Bissonnette	18,231	(3)	**
Robert Cozzone	28,406		**
Benjamin A. Gilmore, II	22,384	(4)	**
Edward F. Jankowski	27,860		**
Kevin J. Jones	118,935	(5)	**
Jane L. Lundquist	82,413		**
Eileen C. Miskell	26,283		**
John J. Morrissey	6,705		**
Gerard Nadeau	79,151	(6)	**
Daniel F. O'Brien	28,907		**
Christopher Oddleifson	213,677		**
Carl Ribeiro	22,971	(7)	**
Richard H. Sgarzi	51,070		**
Denis K. Sheahan	94,300	(8)	**
John H. Spurr, Jr.	142,746	(9)	**
Robert D. Sullivan	33,458	(10)	**
Brian S. Tedeschi	43,867		**
Thomas R. Venables	31,718	(11)	**
Directors and executive officers as a group (23 Individuals)	1,240,303	(12)	5.12%

___________
** less than one percent

(1)
Percentages are not reflected for individuals whose holdings represent less than 1%. The information contained herein is based on information provided by the respective individuals and filings pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”) as of January 31, 2014. Shares are deemed to be beneficially owned by a person if he or she directly or indirectly has, or shares, (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, all shares are beneficially owned by the respective individuals. Shares of common stock, which are subject to stock options exercisable within 60 days of January 31, 2014, are deemed to be outstanding for the purpose of computing the amount and percentage of outstanding common stock owned by such person. See section entitled “Executive Officer Information.”

(2)	Shares owned as of December 31, 2013, based upon public filings with the SEC.

(3)	Includes 4,818 shares owned jointly by Mr. Bissonnette and his spouse in broker name.

(4)	Includes 984 shares owned by Mr. Gilmore and his spouse, jointly and 762 shares owned by his wife, individually.

(5)
Includes 16,000 shares owned by Mr. Jones and his spouse, jointly, 9,159 shares owned by Mr. Jones' wife, individually, 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Brian Jones Irrevocable Trust; 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Mark Jones Irrevocable Trust, and 10,000 shares held in the name of Kevin J. Jones & Frances Jones, Trustees, Sean Jones Irrevocable Trust; 5,000 shares owned by Plumbers' Supply Company, of which Mr. Jones is Treasurer. Mr. Jones shares voting and investment power with respect to such shares

(6)	Includes 17,855 shares owned jointly by Mr. Nadeau and his spouse in broker name and 386 shares owned by children on which Mr. Nadeau has custodial powers.

(7)	Includes 3,950 shares held in broker name for benefit of Mr. Ribeiro's spouse.

(8)	Includes 17,763 shares owned jointly by Mr. Sheahan and his spouse in broker name, includes 2,951 shares held in Mr. Sheahan's name as custodian for his children.

(9)
Includes 12,995 shares held in various trusts, as to which Mr. Spurr is a trustee and, as such, has voting and investment power with respect to such shares. Includes 1,295 shares held in the name of John H. Spurr, Jr. 1988 Trust, on which Mr. Spurr is a Trustee and Life Beneficiary. Includes 662 shares owned by Mr. Spurr's wife, individually, and 100,000 shares owned of record by A. W. Perry Security Corporation, of which Mr. Spurr is President.

(10)
Includes 5,370 shares owned jointly by Mr. Sullivan and his spouse in broker name and includes 18,339 shares held in various trusts, as to which Mr. Sullivan is a trustee and, as such, has voting and investment power with respect to such shares.

(11)	Includes 9,065 shares owned jointly by Mr. Venables and his spouse in broker name.

(12)
This total includes a total of 389,042 shares, which the group has a right to acquire within 60 days of January 31, 2014 through the exercise of stock options granted pursuant to the Company's Stock Plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and holders of 10% or more of the Company's common stock, to file reports on Forms 3, 4, and 5 with the SEC to indicate ownership and changes in ownership of common stock with the SEC and to furnish the Company with copies of those reports. Based solely upon a review of those reports and any amendments thereto, the Company believes that during the year ending December 31, 2013 filing requirements under Section 16(a) were complied with in a timely fashion, except as described in the following paragraph.

In November 2013 Director Benjamin A. Gilmore, II sold 750 shares of the Company’s common stock. Due to inadvertent error, the transaction was not reported on a Form 4 until approximately two weeks after the sale occurred.

Solicitation of Proxies and Expenses of Solicitation

The proxy form accompanying this proxy statement is solicited by the Board of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Also, Georgeson Shareholder Communications may solicit proxies at an approximate cost of $8,500 plus reasonable expenses. Such solicitations may be made personally or by mail, facsimile, telephone, messenger, or via the Internet. The Company will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks, and other fiduciaries, for the expense of forwarding solicitation materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

INDEPENDENT BANK CORP.

Parent of Rockland Trust

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
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000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2014.

Vote by Internet

- Go to **www.envisionreports.com/INDB**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all of these proposals.

1. Reelect the following Class III Directors:

	For	Withhold
01 - William P. Bissonnette	☐	☐
02 - Daniel F. O'Brien	☐	☐
03 - Christopher Oddleifson	☐	☐
04 - Brian S. Tedeschi	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 1 9 3 8 6 2 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

01SUYC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

INDEPENDENT
BANK CORP.
Parent of Rockland Trust

Proxy — INDEPENDENT BANK CORP.

THIS PROXY IS SOLICITED BY THE INDEPENDENT BANK CORP. BOARD OF DIRECTORS

The undersigned shareholder, having received a Notice of Meeting and Proxy Statement of the Board of Directors (hereinafter the "Proxy Statement"), appoint(s) Linda M. Campion and Edward H. Seksay, or any one or more of them, attorneys or attorney of the undersigned (with full power of substitution in them and in each of them), for and in the name(s) of the undersigned to attend the Annual Meeting of Shareholders of Independent Bank Corp. to be held at the Holiday Inn - Rockland - Boston South, 929 Hingham Street, Rockland, Massachusetts on Thursday, May 15, 2014 at 10:00 a.m., local time, and any adjournment or adjournments thereof, and there to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power given) to vote and act in accordance with any voting instructions provided. Attendance at the Annual Meeting or any adjournments thereof will not be deemed to revoke this proxy unless the undersigned shall, prior to the voting of shares, give written notice to the Clerk of the Company of his or her intention to vote in person. If a fiduciary capacity is attributed to the undersigned, this proxy is signed in that capacity.

The undersigned confer(s) upon Linda M. Campion and Edward H. Seksay, and each of them, discretionary authority to vote (a) on any other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting, and (b) with respect to the selection of directors in the event any nominee for director is unable to stand for election due to death, incapacity, or other unforeseen emergency.

YOUR SHARES WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS FORM WITHOUT INDICATING HOW YOU WANT YOUR SHARES VOTED, THEY WILL BE VOTED FOR ALL PROPOSALS AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDERS.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Annex A

INDEPENDENT BANK CORP.
SECOND AMENDED AND RESTATED 2005 EMPLOYEE STOCK PLAN
As Approved by the Board of Directors on February 13, 2014

1.Purpose.

The purpose of this plan (the “Plan”) is to secure for Independent Bank Corp. (the “Company”) and its shareholders the benefits arising from common stock ownership by employees of the Company and its subsidiaries who are expected to contribute to the Company’s future growth and success through the granting of stock options, Stock Appreciation Rights, Restricted Stock Awards or Restricted Stock Unit Awards (collectively, “Awards”). Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).
2.Type of Options, Awards, and Administration.

(a)Types of Options. Options granted pursuant to the Plan may be either incentive stock options (“Incentive Stock Options”) meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet (or which no longer meet) the requirements of Section 422 of the Code (“Non-Statutory Options”). All options shall be separately designated Incentive Stock Options or Non-Statutory Options at the time of grant, and in such form as issued pursuant to Section 5.

(b)Administration.

(i)The Plan will be administered by the Board of Directors of the Company (the “Board of Directors”), whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company’s Common Stock (“Common Stock”) and issue shares upon exercise of such options as provided in the Plan. The Board of Directors also may, in its sole discretion, grant other Awards, in the form of Stock Appreciation Rights, Restricted Stock Awards, or Restricted Stock Unit Awards, and issue shares of Common Stock in connection therewith. The Board of Directors shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements (each an “Option Agreement”) and other Award agreements (with Option Agreements and other Award agreements referred to as “Award Agreements”) representing options or other Awards issued hereunder and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Award Agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

(ii)The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations and Section 3(b) of this Plan delegate any or all of its powers under the Plan to a committee (the “Committee”) appointed by the Board of Directors, subject to such resolutions as may be adopted from time to time by the Board of Directors not inconsistent with the provisions of the Plan, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee. Such Committee, if so appointed, shall consist of two or more Directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3 (as defined below). The foregoing notwithstanding, the Board of Directors may abolish such Committee at any time and re-vest in the Board of Directors the administration of the Plan.

(c)Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), or any successor rule (“Rule 16b-3”), or which are required in order for certain option transactions to qualify for exemption under Rule 16b-3, shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a “Reporting Person”).

3.Eligibility.

(a)General. Options and other Awards may be granted to persons who are, at the time of grant, employees of the Company or any of its direct or indirect subsidiaries. A person who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards if the Board of Directors shall so determine. Awards may be granted separately or in any combination to any individual eligible under the Plan.
(b)Grant of Options to Officers. The selection of an officer (as the term “officer” is defined for purposes of Rule 16b-3) as a recipient of an Award, the timing of the Award, the terms, conditions, exercise price (if applicable) and the number of shares subject to the Award shall be determined in advance of any grant thereof either (i) by the Board of Directors, or (ii) by the Committee, if so appointed.

4.Stock Subject to Plan.

Subject to adjustment as provided in Section 17 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 1,650,000 shares. Such shares may be authorized but unissued shares, reacquired shares, shares acquired in the open market specifically for distribution under the Plan, or any combination thereof. If an Award granted under the Plan shall expire or terminate for any reason, the undelivered or forfeited shares subject to the Award shall again be available for subsequent Awards under the Plan. If shares issued upon exercise of an option under the Plan, or if shares delivered in connection with other Awards are tendered to the Company in payment of the exercise price of an option granted under the Plan, or are tendered in connection with tax withholding, then such tendered shares shall not be available for subsequent Awards under the Plan.
The number of shares of Common Stock for which Awards may be granted under the Plan in any single fiscal year of the Company to any participant in the Plan shall not exceed 75,000 shares. Such limitation shall be construed and applied consistently with Section 162(m) of the Code. For purposes of the foregoing limitation, if any Award granted under the Plan is canceled, the canceled Award shall continue to be counted against such individual limit. If after grant, the purchase price of an Award granted under the Plan is modified, the transaction shall be treated as a cancellation of the original grant, and a new grant; in any such case, the Award that is deemed to be canceled and the Award that is deemed to be granted shall be counted against such individual limit.

5.	Forms of Option Agreements.

As a condition to the grant of an option under the Plan, each recipient of an option shall execute an Option Agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such Option Agreements may differ among recipients.

6.	Purchase Price.

(a)General. Subject to Section 3(b), the purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock on the date of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b). Notwithstanding the foregoing, the Board of Directors may grant an Incentive Stock Option with an exercise price lower than that set forth above if such option is granted as part of a transaction to which Section 424(a) of the Code applies. Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Board of Directors, in its discretion, may determine to rely upon): (i) if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation System or any successor system then in use (“NASDAQ”), the highest and lowest sales prices per share of the Common Stock for such date on the NASDAQ or (ii) if the Common Stock is not listed on NASDAQ, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 6(a) for the date as of which fair market value is to be determined, the Board of Directors shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse. For options that are intended to be Non-Statutory Options, the exercise price thereof shall be determined in manner that is consistent with the requirements of Section 409A of the Code.

(b)Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable Option Agreement, (i) by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value per share of any shares of Common Stock which may be delivered upon exercise of an option shall be the fair market value as determined in accordance with the provisions of Section 6(a) above for the day immediately preceding the date of delivery of the purchase price to the Company. The fair market value of any other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.Option Period.

Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable Option Agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted (except as further limited by Section 11(b)(2) of this Plan) and, in all cases, options shall be subject to earlier termination as provided in the Plan.
8.Exercise of Options.

Each option granted hereunder may be exercisable as determined by the Board of Directors, which terms shall be set forth in the applicable Award Agreement and shall otherwise be in accordance with the provisions of the Plan.
9.Nontransferability of Options.

Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred (a) pursuant to a qualified domestic relations order (as defined in Rule 16b-3), (b) by will or the laws of intestacy, or (c) with the consent of the Board of Directors or the Committee, to any member of the optionee’s Family (as defined herein). “Family” shall mean an optionee’s spouse and lineal descendants by birth or adoption and trusts for the exclusive benefit of the optionee and/or the foregoing individuals.
10.Effect of Termination of Employment or Other Relationship.

Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee’s employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the applicable Option Agreement.
11.Incentive Stock Options.

Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:
(a)Reference to Incentive Stock Options. The applicable Award Agreement covering any Incentive Stock Options granted under the Plan shall, at the time of grant, indicate that Incentive Stock Options are being granted.

(b)10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

(i)The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and
(ii)the option exercise period shall not exceed five years from the date of grant.

To the extent required by applicable law, the provisions of this Section 11(b) shall also apply to the grant of a Non-Statutory Option granted to the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code).

(c)Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. The balance of any options granted hereunder which do not constitute Incentive Stock Options by reason of the foregoing, shall be Non-Statutory Options.

(d)Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

(i)an Incentive Stock Option may be exercised, to the extent exercisable by the optionee on the date the optionee ceases to be an employee of the Company, within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable Option Agreement), provided, that the applicable Option Agreement may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Statutory Option under the Plan;

(ii)if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, an Incentive Stock Option may be exercised by a legatee or legatees of the optionee under his last will, or by his personal representatives or distributees, at any time after his death to the expiration date of such Incentive Stock Option to the extent such Incentive Stock Option was exercisable by the optionee at the time of his death (or within such lesser period as may be specified in the applicable Option Agreement); and

(iii)if the optionee becomes disabled (within the meaning of Section 22(e) (3) of the Code or any successor provision thereto) while in the employ of the Company, an Incentive Stock Option may be exercised, to the extent exercisable by the optionee on the date the optionee ceases to be an employee by reason of such disability, within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable Option Agreement).

For all purposes of the Plan and any option granted hereunder, “employment” shall be defined in accordance with the provisions of Section 1.421-7(h)(1) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no option issued pursuant to the Plan, including an Incentive Stock Option, may be exercised after its expiration date.
12.Stock Appreciation Rights.

The Board of Directors, or the Committee, may issue Stock Appreciation Rights to employees, under which grantees will be entitled to receive payment, in the form of Common Stock, equal to the difference between the fair market value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the exercise price of the Stock Appreciation Right, multiplied by the number of Stock Appreciation Rights being exercised. The exercise price for a Stock Appreciation Right shall be no less than fair market value of a share of Common Stock on the date of grant, determined in accordance with Section 409A of the Code. Each Stock Appreciation Right issued shall be subject to such terms and conditions as are set by the Board of Directors or Committee, and shall be set forth in the applicable Award Agreement. Upon the exercise of a Stock Appreciation Right, any right to a partial share of Common Stock shall be converted to and delivered in the form of cash.
13.Restricted Stock Awards.

(a)General. Employees may be granted rights to purchase Restricted Shares (as defined below) of Common Stock (“Restricted Stock Awards”) pursuant to a restricted stock purchase agreement (“Restricted Stock Agreement”), either alone, in addition to, or in tandem with options granted under the Plan and/or other benefits or awards made outside of the Plan. After the Board of Directors determines that it will offer a Restricted Stock Award under the Plan, the Company shall advise the employee in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock subject to the Restricted Stock Award, the purchase price (if any) and the terms and conditions of the Repurchase Right (as defined below) applicable thereto, and the time within which such employee must accept such offer. Each Restricted Stock Award, and the acceptance of the terms thereof by the Company and the employee, shall be evidenced by a Restricted Stock Agreement. Each Restricted Stock Agreement shall contain such terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors, in its sole discretion. Restricted Stock Awards may be granted as Time Vesting Restricted Stock Awards (as defined below) or Performance Vesting Restricted Stock Awards (as defined below).

(b)Time Vesting Restricted Stock Awards. The Board of Directors or the Committee, if so appointed, may provide that shares of Common Stock issued to an employee in connection with a Restricted Stock Award shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except as set forth in the Plan, for such period beginning on the date on which such Restricted Stock Award is granted and ending on the date that is the third anniversary of such grant, or for any greater period of time as the Board of Directors or the Committee, if so appointed, shall determine (the “Time Vesting Restricted Period”). Restricted Stock Awards that contain the restrictions set forth in this Section 13(b) of the Plan are referred to as “Time Vesting Restricted Stock Awards”.

(c)Performance Vesting Restricted Stock Awards. The Board of Directors, or the Committee, if so appointed, may provide that shares of Common Stock issued to an employee in connection with a Restricted Stock Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except as set forth in the Plan, for such period beginning on the date on which such Restricted Stock Award is granted and ending on the date that is the first anniversary of such grant, or for any greater period of time as the Board of Directors or the Committee, if so appointed, shall determine (the “Performance Vesting Restricted Period”) and that the Performance Vesting Restricted Period applicable to such Restricted Stock Award shall lapse (if at all) only if certain preestablished objectives are attained. Performance goals may be based on any of the following criteria: (i) earnings or earnings per share, (ii) return on equity, (iii) return on assets, (iv) revenues, (v) expenses, (vi) one or more operating ratios, (vii) stock price, (viii) shareholder return, (ix) market share, (x) charge-offs, (xi) credit quality, (xii) reductions in non-performing assets, (xiii) customer satisfaction measures, (xiv) the accomplishment of mergers, acquisitions, dispositions or similar extraordinary business transactions, (xv) cash flow, (xvi) division, department, unit or group performance, (xvii) business plan performance, (xviii) product performance and (xix) such other restrictions and conditions as the Board of Directors, or the Committee, if so appointed, deems appropriate (collectively, the “Performance Objectives”). The Board of Directors or the Committee, if so appointed, shall establish one or more Performance Objective goals for each such Restricted Stock Award on the date of grant. The Performance Objective goals selected in any case need not be applicable across the Company, but may be particular to an individual’s function or business unit. The Performance Objective goals may include positive results, maintaining the status quo, or limiting economic losses. The Board of Directors or the Committee, if so appointed, shall determine whether such Performance Objective goals are attained and such determination shall be final and conclusive. In the event that the Performance Objective goals are not met, such Restricted Stock shall be forfeited and transferred to, and reacquired by, the Company at no cost to the Company. Restricted Stock Awards that only contain the restrictions set forth in this Section 13(c) of the Plan are referred to as “Performance Vesting Restricted Stock Awards”. Performance Vesting Restricted Stock Awards are intended to qualify as performance-based for the purposes of Section 162(m) of the Code.

14.Restricted Stock Unit Awards.

The Board of Directors may issue Restricted Stock Units to employees, under which grantees will be entitled to receive a share of Common Stock at a future date. Each Restricted Stock Unit issued by the Board of Directors shall be subject to such terms and conditions as are set by the Board of Directors, including the attainment of time vesting criteria and/or Performance Objectives, as defined above, and shall be set forth in the applicable Award Agreement. Restricted Stock Units are contractual rights only, and no Common Stock will be issued unless and until the terms and conditions set by the Board of Directors or Committee are obtained. Restricted Stock Units do not carry voting rights, and, unless otherwise determined in the Award Agreement, do not carry dividend rights. The Board of Directors, or the Committee, may design and intend Restricted Stock Units to comply with Section 162(m) of the Code.

15.Repurchase Rights and Restricted Shares.

(a)Each Award Agreement may, and, unless the Board of Directors determines otherwise, each Restricted Stock Agreement shall, grant the Company a right of repurchase (“Repurchase Right”) exercisable upon the termination of the employee’s continuous employment with the Company for any reason (including death or disability) or upon the failure to satisfy any Performance Objective goals or other conditions specified in the applicable Award Agreement. The Repurchase Right shall lapse upon such conditions or at such rate as the Board of Directors may determine and as shall be set forth in the applicable Award Agreement. Shares of Common Stock issued pursuant to an Award Agreement and subject to a Repurchase Right (the “Restricted Shares”) may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Board of Directors and set forth in the applicable Award Agreement. Any attempt to dispose of Restricted Shares in contravention of the Repurchase Right shall be null and void and without effect.

(b)The per share purchase price for Restricted Shares repurchased pursuant to a Repurchase Right shall be the purchase price paid by the employee for such Restricted Shares, and may be paid by cancellation of any indebtedness of the employee to the Company. Notwithstanding the foregoing, the applicable Award Agreement may provide that the per share purchase price for Restricted Shares repurchased pursuant to a Repurchase Right shall be less than the purchase price for such shares if the employee’s continuous employment is terminated by the Company or an affiliate for Cause (as defined in the applicable Award Agreement).

(c)Each certificate for Restricted Shares shall bear an appropriate legend referring to the Repurchase Right, together with any other applicable legends, and, upon issuance, shall be deposited by the shareholder with the Company together with a stock power and such other instruments of transfer as may be reasonably requested by the Company, duly endorsed in blank, if appropriate; provided, however, that the failure of the Company or its transfer agent to place such a legend on a certificate for Restricted Shares shall have no effect on the Repurchase Right applicable to such shares. If the Company does not exercise the Repurchase Right within the time and in the manner specified in the applicable Award Agreement, such Repurchase Right shall terminate and be of no further force and effect.

(d)The Board of Directors may, in its sole discretion, waive the Company’s Repurchase Right applicable to any Restricted Shares. Such waiver shall result in the immediate vesting of the employee’s interest in the Restricted Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the termination of the Participant’s continuous Status as an employee of the Company or the attainment or non-attainment of the applicable conditions.

16.Additional Provisions.

(a)Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in any Option Agreements covering options granted under the Plan, including without limitation restrictions on transfer, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, unless the Board of Directors specifically determines otherwise.

(b)Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular options or Stock Appreciation Rights granted under the Plan may be exercised or (ii) extend the dates during which all or any particular options granted under the Plan may be exercised. The Board of Directors may waive any and all vesting provisions with respect to Restricted Stock Awards and Restricted Stock Unit Awards, except that no such waiver shall apply with respect to Awards that are intended to be performance-based compensation under Section 162(m) of the Code, if such a waiver would cause such Award to not be performance-based compensation under Section 162(m) of the Code.

(c)Repricing. The Board of Directors or the Committee, if so appointed, shall not, without further approval of the shareholders of the Company, (i) authorize the amendment of any outstanding Award Agreement to reduce the exercise price of the Award evidenced thereby or (ii) issue a replacement Award Agreement upon the surrender and cancellation of a previously granted Award Agreement for the purpose of reducing the exercise price of the Award evidenced thereby. Nothing contained in this section shall affect the Committee’s right to make the adjustment permitted under Section 19.

17.General Restrictions.

(a)Investment Representations. The Company may require any person to whom an option or Stock Appreciation Right is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

(b)Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

18.Rights as a Shareholder.

The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.
The holder of a Restricted Stock Award shall have any and all rights of a shareholder with respect to the shares covered by such Restricted Stock Award, subject to the restrictions set forth in this Plan and the Restricted Stock Agreement under which it was granted. Except as set forth in the applicable Restricted Stock Agreement, such rights include, without limitation, any rights to receive dividends or non-cash distribution with respect to such shares and the right to vote such shares at any meeting of the Company’s shareholders.

19.	Adjustment Provisions for Recapitalizations and Related Transactions.

(a)General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (1) the maximum number and kind of shares reserved for issuance under the Plan, (2) the number and kind of shares or other securities subject to any then outstanding options under the Plan, (3) the price for each share subject to any then outstanding options under the Plan, and (4) the individual limit set forth in Section 4, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 19 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

(b)Board Authority to Make Adjustments. Any adjustments under this Section 19 shall be made by the Board of Directors, whose determination as to such adjustments, if any, shall be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

20.Merger, Consolidation, Asset Sale, Liquidation, etc.

(a)General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price), and (B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event. The Board of Directors shall have the same discretion with respect to Stock Appreciation Rights.

(b)Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The substitute options may be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

21.No Special Employment Rights.

Nothing contained in the Plan or in any Award Agreement shall confer upon any individual any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the grantee.
22.Other Employee Benefits.

Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale or delivery of Common Stock under any Awards granted under this plan will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.
23.Amendment of the Plan.

(a)The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, under Rule 16b-3, or under National Association of Securities Dealers Rule 4350(i)(1)(A), the Board of Directors may not effect such modification or amendment without such approval.

(b)The termination or any modification or amendment of the Plan shall not, without the consent of an Award recipient, affect his or her rights under an Award previously granted. With the consent of the grantee affected, the Board of Directors may amend outstanding Award Agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding Award Agreement to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

(c)Notwithstanding any other provisions of this Plan, the Board of Directors may not materially alter the Plan without shareholder approval, including by increasing the benefits accrued to participants under the Plan; increasing the number of securities which may be issued under the Plan; modifying the requirements for participation under the Plan; or including a provisions allowing the Board of Directors to lapse or waive restrictions contained in the Plan at its discretion.

24.Withholding.

(a)The Company shall deduct from payments of any kind otherwise due to the Award recipient any federal, state or local taxes of any kind required by law to be withheld with respect to any shares delivered under Awards granted under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or satisfaction of the Award or (ii) by delivering to the Company shares of Common Stock already owned by the Award recipient. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined in accordance with provisions of Section 6(a) of this Plan as of the day immediately preceding the date that the amount of tax to be withheld is to be determined. A grantee who has made an election pursuant to this Section 24(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b)Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

25.Cancellation and New Grant of Options, Etc.

Subject to Section 16(c) of this Plan and subject further to the requirements of Section 409A of the Code, the Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options and Stock Appreciation Rights under the Plan and the grant in substitution therefor of new options or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share (or Stock Appreciation Right exercise price) which may be lower or higher than the exercise price per share of the canceled options or Stock Appreciation Rights or (ii) the amendment of the terms of any and all outstanding options and Stock Appreciation Rights under the Plan to provide an exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options and Stock Appreciation Rights.

26.	Effective Date and Duration of the Plan.

(a)Effective Date. This amended and restated Plan shall become effective when adopted by the Board of Directors, subject to approval by the Company’s shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board of Directors’ adoption of the Plan, then the Plan’s provisions prior to amendment and restatement by the Board of Directors shall continue to apply, and any Awards that were not authorized by the Plan’s prior terms will automatically be forfeited and of no further effect as of such twelve month anniversary (except that any amendments that were approved by the Board of Directors but which do not require shareholder approval for purposes of Section 162(m) of the Code, Section 422 of the Code, or the rules of the stock exchange on which the Common Stock is traded, shall nevertheless remain in effect).

(b)Termination. Unless sooner terminated in accordance with Section 20, no Awards shall be issued after the close of business on February 13, 2024, except to the extent that duration of the Plan is subsequently extended and approved by the Company’s shareholders. Awards outstanding on the termination date shall continue to have full force and effect in accordance with the provisions of the instruments evidencing such Awards.